Exhibit 10.1

SECOND RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC.

401(k) PROFIT SHARING PLAN

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1
ARTICLE II	EMPLOYEE PARTICIPATION REQUIREMENTS	9
A.	Eligible Class of Employees	9
B.	Participation Requirements and Commencement	10
C.	Entry Date	10
D.	Termination	10
E.	Employment After Termination of Active Participation	10
F.	Armed Forces	10
G.	Unpaid Leave of Absence	10
H.	Notification	10
ARTICLE III	CONTRIBUTIONS	11
A.	Employer Contributions	11
B.	Cash or Deferred Arrangement	11
C.	Transfer and Rollover Contributions	19
ARTICLE IV	ACCRUED BENEFITS	20
A.	Participant Accounts	20
B.	Valuation of Non-Self Directed Fund and Allocation of Non-Self Directed Fund Earnings	20
C.	Allocations of Contributions	20
D.	Forfeitures	20
E.	Limitations on Annual Additions	21
F.	Statements	24
ARTICLE V	VESTED BENEFITS	24
A.	Retirement	24
B.	Disability	24
C.	Death	24
D.	Other Separations From Service	24
E.	Computation of Years of Service	26
ARTICLE VI	DISTRIBUTION OF BENEFITS	26
A.	Segregation or Distribution of Accounts	26
B.	Method of Distribution	27
C.	Commencement and Amount(s) of Distribution	27
D.	Hardship Distributions	31
E.	Spousal Survivors Benefit and Beneficiary Designation	32
F.	Portability	33
G.	Missing Participants and Beneficiaries	33
H.	Other In-Service Distributions	33
ARTICLE VII	ANNUITY PROVISIONS	34
A.	Application	34
B.	Definitions	34
C.	Distribution of Qualified Annuity	36
D.	Distribution of Qualified Pre-Retirement Survivor Annuity	36
E.	Notice Requirements	36
F.	Cash Out	37
ARTICLE VIII	ADMINISTRATION OF THE PLAN	37
A.	Plan Administration	37
B.	Composition	37

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C.	Powers and Duties of the Administrator	38
D.	Claims	39
E.	Notification	39
ARTICLE IX	ALLOCATION OF FIDUCIARY RESPONSIBILITIES	40
ARTICLE X	TRUST PROVISIONS	41
A.	Separate Trust Agreement	41
B.	Investment in Employer Stock	41
ARTICLE XI	PARTICIPANT-DIRECTED INVESTMENTS	41
A.	Election	41
B.	Accounting for Individual Investment Funds	42
C.	Expenses	42
D.	Disposition of Individual Investment Funds	42
ARTICLE XII	LOANS TO PARTICIPANTS	42
A.	Right to Borrow	42
B.	Loan Terms	42
C.	Allocation of Gain or Loss on Loan	44
ARTICLE XIII	AMENDMENT	44
A.	Amendment by Principal Employer	44
B.	Notice	44
ARTICLE XIV	TERMINATION	44
A.	Termination by Employer	44
B.	Notice	45
ARTICLE XV	PREDECESSOR PLANS	45
ARTICLE XVI	TOP-HEAVY PROVISIONS	45
A.	Definitions	45
B.	Minimum Contributions and Allocations	47
ARTICLE XVII	MISCELLANEOUS	48
A.	Right to Trust Assets	48
B.	No Guarantee of Employment	48
C.	Spendthrift/Qualified Domestic Relations Orders	48
D.	Number and Gender	48
E.	Conclusiveness of Records	49
F.	Controlled Groups/Owner-Employee Control/Affiliated Service Groups/Predecessor Employer/Leased Employees	49
G.	Successor Employer	49
H.	Plan Merger	49
I.	Payment of Expenses	49
J.	Governing Law	49
ARTICLE XVIII	PRINCIPAL EMPLOYER AND ASSOCIATED EMPLOYERS	50
A.	Application	50
B.	Participation by Associated Employers	50
C.	Status of Associated Employers	50
D.	Transfer of Employment	50
E.	Simultaneous Employment	50
F.	Termination of Participation by Associated Employer	50

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SECOND RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC.

401(k) PROFIT SHARING PLAN

WHEREAS, Merit Medical Systems, Inc. (the “Principal Employer”) maintains the Merit Medical Systems, Inc. 401(k) Plan and related trust (the “Plan”) for the benefit of its employees and the employees of its participating affiliates, which Plan was initially adopted effective January 1991; and

WHEREAS, in 2001, the Principal Employer amended and restated the Plan in its entirety effective January 1, 1997 pursuant to that certain First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust (the “First Restatement”); and

WHEREAS, subsequent to the First Restatement, the Principal Employer adopted the First through Twelfth Amendments to the First Restatement of the Plan (the “Amendments”); and

WHEREAS, the Principal Employer now desires to amend and restate the Plan document in its entirety to incorporate the Amendments and make certain additional changes.

NOW, THEREFORE, the Principal Employer hereby amends and restates the Plan as follows, effective as of the Effective Date specified in Article I below.

ARTICLE I

DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings set forth in this Article unless a different meaning is required by the context.

1.             Accounts.  Each of the separate accounts maintained by the Administrator for a Participant under the Plan.

2.             Accrued Benefit.  With respect to any Valuation Date, the value on that Valuation Date of each of a Participant’s Accounts, determined in accordance with Article IV.

3.             Administrator.  The Plan Administrator appointed pursuant to Article VIII below.

4.             Anniversary Date.  The first day of each Plan Year.

5.             Applicable Amount.  The amount of $5,000.

6.             Associated Employer.  Any entity related to the Principal Employer under Code Sections 414(b), 414(c) or 414(m) which, with the consent of the Principal Employer, has adopted and maintained this plan for its Employees.  The Associated Employers that have adopted the Plan include Merit Sensor Systems, Inc. and Merit Services, Inc.

7.             Beneficiary.  The individual or entity designated by a Participant to receive any amount distributable after the death of the Participant; or in the absence of such a designation, the individual or entity identified in Article VI E below.

8.             Benefiting.  A Participant is benefiting under the Plan for a Plan Year if he receives or is deemed to receive an allocation in accordance with Regulation Section 1.410(b)-3(a) for the Plan Year.

9.             Break in Service.  An event which occurs when a Participant fails to complete at least five hundred and one (501) Hours of Service during a Plan Year; provided, however, that if a Plan Year is less than twelve (12) months, no Employee or former Participant shall be deemed to have had a Break in Service in that short year for any purpose.

Solely for purposes of determining whether a Break in Service for eligibility and vesting purposes has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to the Employee but for the absence, or in any case in which those hours cannot be determined, eight (8) Hours of Service per day of absence.  “Absence from work for maternity or paternity reasons” shall mean an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (d) for purposes of caring for the child for a period beginning immediately following such a birth or placement.  The Hours of Service credited hereunder shall be credited (i) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following Plan Year.  Notwithstanding the foregoing, no credit will be given for absence from work for maternity or paternity reasons unless the Employee furnishes to the Administrator such timely information as shall be reasonably required to establish the reasons for the absence and the number of days for which there was an absence for maternity or paternity reasons.

10.           Code.  The Internal Revenue Code of 1986, as amended from time to time.

11.           Compensation.  With respect to any Employee for any Plan Year, the Employee’s Section 415 Total Earnings actually paid during the Plan Year adjusted as provided below; provided, however, that with respect to a Participant’s initial Plan Year of participation there shall be excluded Compensation for Hours of Service rendered by the Participant prior to the date he or she commences participation in the Plan.  Anything herein to the contrary notwithstanding, for purposes of computing Employer contributions and minimum allocations in a year the Plan is Top-Heavy, Compensation shall have the meaning set forth in Article XVI below, and for purposes of computing limitations on Annual Additions, Compensation shall have the meaning set forth in Article IV E below.

Compensation shall also include contributions made pursuant to salary reduction agreements executed by the Participant which are excludable from the gross income of the Participant under Section 125, 402(a)(8), 402(h) or 403(b) of the Code and elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

The annual Compensation of a Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury for increases in the cost of living under Section 401(a)(17)(B) of the Code.  The cost of living adjustment in effect for a calendar year shall apply to any Plan Year or other determination period beginning during that calendar year.  If a Plan determines Compensation for a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit for that short Plan Year is an amount equal to the annual Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.

If Compensation for any prior Plan Year is taken into account in determining an Employee’s contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect under Code Section 401(a)(17) for that prior year.

Notwithstanding the foregoing, Compensation for a Plan Year commencing on or after January 1,

2008 shall not include amounts paid by the Employer after the effective date of the Participant’s “severance from employment” within the meaning of Treasury Regulation Section 1.415(a)-1(f)(5) except for the following amounts which the Employer pays by the later of 2 ½ months after the effective date of severance from employment, or the end of the Limitation Year that includes the effective date of severance from employment:

(a)  Regular pay for services during the Participant’s regular working hours, or compensation for services rendered outside the Participant’s regular working hours (such as overtime or shift differential), bonuses, commissions or other similar accrued amounts that would have been paid had the Participant not incurred a severance from employment; and

(b)  Payment for unused, accrued bona fide sick, vacation or other leave, but only to the extent the Participant would have been able to use such leave if employment had continued.

In no event shall any severance pay, severance benefits or non-qualified deferred compensation paid after the date of severance of employment be included in Compensation, and no contributions shall be made under the Plan with respect to such excluded amounts.

12.           Direct Rollover.  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

13.           Distributee.  A Distributee includes an Employee or former Employee to whom a distribution is to be, or may be, made.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with respect to the interest of the spouse or former spouse.  Effective on and after January 1, 2010, a Distribute also includes a Participant’s non-spouse Beneficiary.

14.           Effective Date.  The effective date of the provisions of this restated Plan document is January 1, 2009, except as otherwise expressly provided herein.  Notwithstanding the foregoing, to the extent that the Economic Growth and Tax Relief Reconciliation Act of 2001, the Pension Protection Act of 2006 or any other legislation enacted or regulations promulgated since the prior restatement of the Plan require any provisions herein to have an earlier effective date, such provisions shall be effective as of that earlier required effective date.

15.           Elective Deferrals.  Salary Reduction Contributions under Article III B 1, other than Roth Elective Deferrals; provided, however, that for purposes of Article III B 3 and Article III B 4 below, the term “Elective Deferrals” shall have the broader meaning set forth in Article III B 3 below.

16.           Elective Deferral Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of the Participant’s share of Salary Reduction Contributions and the income, expenses, gains and losses attributable thereto (other than Roth Elective Deferrals and the income, expenses, gains and losses attributable to such Roth Elective Deferrals).

17.           Eligible Retirement Plan.  An Eligible Retirement Plan is any of the following plans or accounts that will accept the Distributee’s Eligible Rollover Distribution: an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code; a qualified trust described in Section 401(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred to such plan from this Plan.  However, in the case of: (a) an Eligible Rollover Distribution after 2009 to a non-spouse Beneficiary, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity only; and (b) in the case of an

Eligible Rollover Distribution from a Roth Elective Deferral Account, an Eligible Retirement Plan is a designated Roth Account or Roth IRA within the meaning of Code Section 402(c)(8) only.

18.           Eligible Rollover Distributions.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distributions made in the event of hardship pursuant to Article VI D.

19.           Employee.  (a) An individual whose relationship to the Employer is within the meaning of “employee” under Section 7701 of the Code or the common law of Utah and who is classified as an employee under and paid through the Employer’s regular payroll system; and (b) an individual who is a Leased Employee.

20.           Employer.  The Principal Employer and any Associated Employer to the extent provided in Article XVIII B below.

21.           Employer Stock.  Shares of common stock of the Principal Employer.

22.           ERISA.  The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

23.           Forfeiture.  Any portion of a Regular Account or Non-Qualified Matching Contribution Account which is forfeited under Article V D 2 below.

24.           Highly Compensated Employee.  Any Employee who performs service for the Employer during the Plan Year and who:  (a) during the twelve (12) month period immediately preceding the Plan Year (the “Prior Year”), received compensation (within the meaning of Section 415(c) of the Code) from the Employer in excess of $80,000 and was a member of the “top-paid group” (as defined in Code Section 414(q)(3)) for such year, or (b) who is or was a five percent (5%) or greater owner of the Employer at any time during the Plan Year or the Prior Year.  The $80,000 amount shall be adjusted annually at the same time and in the same manner as under Code Section 415(e), except that the base period for determining such adjustments is the calendar quarter ending September 30, 1996.  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, and the Compensation that is considered, shall be made in accordance with Section 414(q) of the Code, and the Regulations thereunder.

25.           Hour of Service shall mean:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)           Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  No more than five hundred and one (501) Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service shall be determined on the basis of actual hours worked, except that in the case of an Employee who customarily works all business days of the Employer in a capacity classified by the Employer on a uniform and nondiscriminatory basis as “full time” and not “part time” or “temporary,” Hours of Service shall be determined on the basis of weeks worked, with an Employee credited with forty-five (45) Hours of Service for each calendar week (Monday through Sunday) in which the Employee actually works at least one (1) hour for the Employer.

Hours of Service shall be credited for employment with other Participants of an affiliated service group (as defined in Section 414(m) of the Code), a controlled group of corporations (as defined in Section 414(b) of the Code), or a group of trades or businesses under common control (as defined in Section 414(c) of the Code), of which the Employer is a Participant, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the Regulations thereunder.  Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under Sections 414(n) or 414(o) of the Code and the Regulations thereunder.

26.           Individual Investment Account.  The bookkeeping account to be maintained for a Participant who has elected to direct the investment of all or a part of the assets in his Accounts.

27.           Individual Investment Fund.  The assets in a Participant’s Individual Investment Accounts invested by Trustee as directed by the Participant.

28.           Leased Employee.  An individual deemed to be an employee of the Employer under Section 414(n) or (o) of the Code, including any individual not an employee, who pursuant to an agreement between the Employer and any other person has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year if the services were performed under the primary direction or control of the Employer.  Notwithstanding the foregoing, an individual shall not be a Leased Employee if:  (a) the individual is covered by a money purchase pension plan providing: (i) a non-integrated employer contribution rate of at least ten percent (10%) of Compensation, as defined in Article I above, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) all individuals who would otherwise be Leased Employees) do not comprise more than twenty percent (20%) of the Employer’s non-highly compensated work force.

29.           Named Fiduciary.  An individual or entity designated in Article IX below or by Employer in the manner provided in the Plan to carry out fiduciary responsibilities.

30.           Non-Highly Compensated Employee.  An Employee who is not a Highly Compensated Employee.

31.           Non-Qualified Matching Contribution Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of his share of Non-Qualified Matching Contributions,

Forfeitures from the Non-Qualified Matching Contribution Accounts of other Participants (if applicable), and the income, expenses, gains and losses attributable thereto.

32.           Non-Qualified Matching Contributions.  The Employer contributions made under Article III B 2 below.

33.           Non-Self Directed Fund.  The assets of all Accounts held by Trustee excluding assets of any Individual Investment Funds and Segregated Funds.

34.           Normal Retirement Date.  In the case of Participants whose initial date of participation is prior to January 1, 2000, the date on which a Participant attains the age of fifty-nine and one-half (59-1/2).  In the case of individuals who first become Participants on or after January 1, 2000, the later of the date they attain age sixty-five (65) or complete at least five (5) Years of Service for vesting purposes.

35.           Participant.  An Employee who participates in the Plan under Article II below or who has made a Transfer Contribution to the Plan under Article III C 3 prior to satisfying the eligibility requirements of Article II (but only to such Employee’s resulting Transfer Account).

36.           Permanent Disability.  A disability of the type described in Article V B 2.

37.           Plan.  The Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and related trust, the terms and provisions of which are set forth in this document, as amended from time to time.

38.           Plan Year.  The calendar year.

39.           Profit-Sharing Contributions.  Employer contributions made pursuant to Section III A 1 below in the discretion of the Principal Employer.

40.           Predecessor Institution.  Any business entity all (or substantially all) of the assets of which shall have been purchased by any Employer (or any Predecessor Institution as herein defined) or which has been merged or consolidated with any Employer (or any Predecessor Institution as herein defined).

41.           Predecessor Plan.  This Plan as in effect prior to the Effective Date.

42.           Principal Employer.  Merit Medical Systems, Inc.

43.           Qualified Reservist.  A Participant who is absent from employment with his Employer as a result of being a member of a military “reserve component” (within the meaning of Section 101 of Title 37 of the United States Code) ordered or called to active military duty for a period in excess of 179 days or indefinitely

44.           Regular Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of the Participant’s share of Profit-Sharing Contributions, reallocated Forfeitures of Regular Accounts, and the income, gains, losses and expenses attributable thereto.

45.           Regulations.  The Treasury Regulations promulgated under the Code, as in effect from time to time.

46.           Roth Elective Deferrals.  Salary Reduction Contributions made on or after January 1, 2010 with respect to a Participant under Article III B 1 (g) that the Participant has designated as Roth Elective Deferral.

47.           Roth Elective Deferral Account.  The Account to be maintained for a Participant under Article IV below, if applicable, consisting of the Participant’s share of Roth Elective Deferrals made on or after January 1, 2010 and the income, expenses, gains and losses attributable to such Roth Elective Deferrals.

48.           Salary Reduction Contributions.  The contributions made by the Employer on behalf of electing Participants pursuant to Article III A 2 below.  In the case of a Participant who has attained or will attain age 50 or older during the calendar year in question, the Participant’s Salary Reduction Contributions for the year shall be treated as “catch-up” contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of applying the required limitations of Sections 402(g) and 415 of the Code and shall be disregarded in applying the provisions of the Plan that implement the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) and 416 of the Code.

49.           Section 415 Total Earnings.  A Participant’s earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits and bonuses) and excluding the following:

(a)           Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent the contributions are deductible under Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed; provided, however, that distributions received by an Employee from an unfunded non-qualified plan sponsored by the Principal Employer are considered Section 415 Total Earnings in the year the amounts so received are included in the gross income of the Employee for income tax purposes;

(b)           Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)           Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract under Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

Notwithstanding the foregoing, Section 415 Total Earnings shall include any elective deferrals as defined in Code Section 402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is excludable from the Employee’s gross income by reason of Code Section 125.  Additionally, Section 415 Total Earnings shall also include elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

Section 415 Total Earnings for a Limitation Year shall not include amounts paid by the Employer after the effective date of the Participant’s “severance from employment” within the meaning of Regulation Section 1.415(a)-1(f)(5) except for the following amounts which the Employer pays by the later of (i) 2 ½ months after the effective date of severance from employment, or (ii) the end of the Limitation Year that includes the effective date of severance from employment:

(x)  Regular pay for services during the Participant’s regular working hours, or compensation for services rendered outside the Participant’s regular working hours (such as overtime or shift differential), bonuses, commissions or other similar accrued amounts that would have been paid had the Participant not incurred a severance from employment; and

(y)  Payment for unused, accrued bona fide sick, vacation or other leave, but only to the extent the Participant would have been able to use such leave if employment had continued.

In no event shall any severance pay, severance benefits or non-qualified deferred compensation paid after the date of severance of employment be included in Section 415 Total Earnings.

50.                                 Segregated Account.  The Vested Benefit of a former Participant, to the extent segregated by Trustee under Article VI A below.

51.                                 Segregated Fund.  The assets segregated by Trustee under Article VI A below.

52.                                 Separation from Service (Separated from Service).  Termination of a Participant’s status as an Employee; provided, however, that for purposes of determining a Participant’s entitlement to a distribution, a Participant shall not be considered to have separated from service if under the Code and Regulations a distribution to him would be considered an impermissible “in service” distribution.

53.                                 Spouse.  For all purposes under the Plan, a Participant’s “spouse” shall mean the person to whom a Participant is recognized as legally married under the law of the State in which the Participant resides at the time in question, but only if: (a) such person also qualifies as the Participant’s “spouse” for purposes of Sections 401(a)(11) and 402(c)(9) of the Code; and (b) the marriage conforms to the definition of “marriage” contained in, and does not violate, the federal “Defense of Marriage Act” (P.L. 104-199).”  Under the federal Defense of Marriage Act, “marriage” is defined as “a legal union between one man and one woman as husband and wife.”  A Participant’s “surviving spouse” means the person who was the Participant’s spouse immediately prior to the time of the Participant’s death.

54.                                 Temporary Employee means an Employee who, effective on or after April 1, 2007, is classified as a “temporary employee” under the Employer’s system of personnel classification.

55.                                 Transfer Account.  The account to be maintained for a Participant under Articles III C and IV below, if applicable, consisting of his Transfer Contributions and the income, expenses, gains and losses attributable thereto.

56.                                 Transfer Contributions.  Direct rollover contributions to the Plan under Article III C, indirect (60-day) rollover contributions to the Plan under Article III C, and any trustee-to-trustee transfers to the Plan under Article III C 3 not constituting a distribution from the transferor plan.

57.                                 Trust.  The trust formed by the Employer in conjunction with the adoption of the Employer’s Plan.

58.                                 Trustee.  The Trustee(s) appointed by the Employer.  Effective on and after January 1, 2003, the Trustee is Reliance Trust Company.

59.                                 Trust Fund.  The assets held by Trustee, comprising the Non-Self Directed Fund and the Individual Investment Funds and the Segregated Fund.

60.                                 UMI Transferees.  Former employees of Universal Medical Instruments (“UMI”) who became Employees on February 1, 1997 in connection with the Principal Employer’s February 1, 1997 acquisition of business assets from UMI.

61.                                 USERRA.  The Uniformed Services Employment and Reemployment Rights Act, as codified at Chapter 43 of Title 38 of the United States Code.

62.                                 Valuation Date.  The last day of each quarter and with respect to Individual Investment Accounts such other dates as to which the investments can be valued under the applicable investment option.

63.                                 Vested Benefit.  The non-forfeitable portion of a Participant’s Accrued Benefit as determined under Article V below with respect to his other Accounts.

64.                                 Year of Service.

(a)                                  For purposes of determining vesting, a Plan Year in which an Employee has completed at least one thousand (1,000) Hours of Service.  Notwithstanding the foregoing, if the Plan Year is a period of less than twelve (12) consecutive months due to a Plan amendment changing Plan Years, a Participant or Employee shall be credited with a Year of Service during the short Plan Year for purposes of vesting if he completes the requisite one-thousand (1,000) Hours of Service during the twelve (12) consecutive month period which begins on the first day of the short Plan Year.  Years of Service shall not be taken into account for purposes of benefit accrual.

(b)                                 Service with a Predecessor Institution shall be considered service with an Employer if the Predecessor Institution maintained a qualified plan which is continued in conjunction with or as a part of this Plan.  UMI Transferees shall be credited for eligibility and vesting purposes for the period of their pre-participation service with Universal Medical Instruments.  Employees previously employed by Sentir, Inc. shall be credited for eligibility and vesting purposes with the period of their pre-November 1, 1994 service with Sentir, Inc.  Employees previously employed by Mallinckrodt, Inc. who transfer employment to the Employer directly from Mallinckrodt, Inc. between August 1, 1999 and November 30, 1999 in connection with the Employer’s acquisition of the business of Mallinckrodt, Inc. shall be credited for eligibility and vesting purposes with the period of their pre-transfer service with Mallinckrodt, Inc.

(c)                                  Other service with a Predecessor Institution or another employer shall be considered service with an Employer to the extent required by law.

(d)                                 Effective on and after April 1, 2007, in the case of a Temporary Employee first commencing employment with an Employer on or after April 1, 2007, for participation purposes, a Year of Service means: (i) the period consisting of the first consecutive twelve (12) months of the Temporary Employee’s employment with the Employer if the Temporary Employee completes at least 1,000 Hours of Service during that twelve-month period; and (ii) any Plan Year ending after the Temporary Employee’s first twelve (12) months of employment during which the Temporary Employee completes at least 1,000 Hours of Service (or in the case of a Plan Year consisting of less than twelve (12) months, at least that number of Hours of Service equal to 1,000 multiplied by a fraction the numerator of which is the number of months in the partial Plan Year and the denominator of which is twelve (12)).

ARTICLE II

EMPLOYEE PARTICIPATION REQUIREMENTS

A.                                   Eligible Class of Employees.  All Employees other than Leased Employees shall be eligible to participate in the Plan provided they satisfy the applicable participation requirements set forth in Article II B below.  Leased Employees may not participate in the Plan.  Any provision of this Plan to the contrary notwithstanding (including Article XVII F), no individual who is deemed an Employee of the Employer by virtue of Article XVII F 1 below shall be eligible to become a Participant unless he would be considered an Employee within the eligible class without the application of Article XVII F 1 below.

B.                                     Participation Requirements and Commencement.

1.                                       Any Employee who first commences employment with the Employer prior to April 1, 2007 shall become a Participant on the Entry Date (as defined in Article II C below) he or she first renders one Hour of Service for the Employer as an Employee within the eligible class.

2                                          Any Employee who first commences employment with the Employer on or after April 1, 2007 shall become a Participant on the Entry Date (as defined in Article II C below) on which he or she completes ninety (90) days of continuous employment within the eligible class for the Employer; provided, however, that a Temporary Employee who first commences employment for the Employer on or after April 1, 2007 shall be eligible to participate only upon the earlier of: (i) the Entry Date on which he or she completes one Year of Service; or (ii) the date he or she transfers from Temporary Employee status to another status within the eligible class of Employees and completes at least ninety (90) days of continuous service.  No Employee who first commences employment with the Employer on or after April 1, 2007 shall be eligible to participate in the Plan unless and until he or she first meets the ninety (90) days of continuous service requirement or Year of Service requirement, as applicable, set forth in the immediately preceding sentence.

C.                                     Entry Date.  For purposes of the Plan, the term “Entry Date” means each day of the Plan Year.

D.                                    Termination.  A Participant’s active participation in the Plan shall terminate on the earlier of:  (1) the date he or she incurs a Separation from Service; or (2) the date the Participant ceases to be within the class of Employees eligible to participate in the Plan.  An individual will cease to be Participant when he or she no longer has any Accrued Benefit under the Plan.

E.                                      Employment After Termination of Active Participation.  A former active Participant will again become an active Participant immediately upon completing an Hour of Service as an Employee within the eligible class after recommencement of employment with an Employer.

F.                                      Armed Forces.  Any provision of this Plan to the contrary notwithstanding, service credit, eligibility, contributions and benefits with respect to qualified military service under USERRA will be provided in accordance with Code Section 414(u).

G.                                     Unpaid Leave of Absence.  A Participant who ceases to perform the duties of his employment pursuant to an unpaid leave of absence granted by Employer shall not be deemed to have terminated active participation.  During the leave of absence and during any Plan Year in which he resumes employment at the end of the leave of absence, he shall be treated as a Participant who has neither terminated active participation nor completed a Year of Service during the applicable Plan Year(s), unless he has otherwise completed a Year of Service for the Plan Year(s).  If a Participant fails to return to service at the end of his leave of absence, the determination relating to his termination of active participation shall be made as of the last day of the Plan Year in which he fails to return to service.  Rules governing leaves of absence shall be applied to all Participants in a uniform and nondiscriminatory manner.

H.                                    Notification.  After each Plan Year, the Employer shall notify the Administrator and Trustee of the name, address, Hours of Service and Compensation of each Employee during the Plan Year.  If the Hours of Service of an Employee exceed one thousand (1,000) in a Plan Year, a statement of this fact shall suffice.  The notice shall also include the names of all Participants who, during the Plan Year, were within the purview of Article II E and F above or whose participation in the Plan terminated under the provisions of Article II D above, and the date of birth and date of employment or reemployment of each Employee newly eligible to participate.

ARTICLE III

CONTRIBUTIONS

A.                                   Employer Contributions.

1.                                       The Employer may make such Profit Sharing Contributions on behalf of its eligible Participants each Plan Year, if any, as the Employer in its sole discretion may determine.  Profit Sharing Contributions shall be made in cash or in shares of Employer Stock, as the Employer in its sole discretion determines.

2.                                       The Employer shall also make such Salary Reduction Contributions on behalf of its Participants as are provided in Article III B 1 below.  Effective on and after January 1, 2010, Salary Reduction Contributions may at the election of the applicable Participant be treated as Roth Elective Deferrals.  Except to the extent affirmatively designated by the Participant in question as Roth Elective Deferrals in accordance with Article III B 1 (g), all Salary Reduction Contributions shall be treated as Elective Deferrals.

3.                                       The Employer may also make such Non-Qualified Matching Contributions on behalf of its Participants as are provided under Article III B 2 below.

4.                                       In no event, however, shall the Employer’s contribution for any Plan Year exceed the maximum amount deductible from Employer’s income for the taxable year with or within which the Plan Year ends under Section 404 of the Code.  The Employer’s contributions for a Plan Year shall be deemed to have been made contingent upon their deductibility for federal income tax purposes and shall be paid within the time limit prescribed by the Code to qualify the contributions for a deduction for federal income tax purposes for the Plan Year.  Any Profit-Sharing Contributions, Salary Reduction Contributions, or Non-Qualified Matching Contributions, for a Plan Year shall be held and invested by the Trustee in such manner and upon such terms as are provided in Articles X and XI below; provided, however, that the Administrator may direct that the investment of any such Employer contributions for a Plan Year received by Trustee before year end shall be accounted for separately during the remainder of the Plan Year, with the advance contribution to be treated as a part of the Employer’s contribution as of the last day of the Plan Year and allocated as such, and with any income on the investment as of the last day of the Plan Year to be allocated in the same manner as the Employer contributions among those Participants entitled to share in the Employer contributions for the Plan Year, but not to be treated as a part of the Annual Additions.

B.                                     Cash or Deferred Arrangement.

1.                                       A Participant may elect to cause his Employer to make Salary Reduction Contributions on the Participant’s behalf in the following manner:

(a)                                  A Participant through salary reduction payroll deposits may contribute for each or any payroll period an amount equal to the product of the Participant’s designated rate of contribution (“Contribution Rate”) multiplied by his Compensation for the applicable payroll period.  A Participant’s Contribution Rate shall be any whole number percentage from zero percent (0%) to one hundred percent (100%) as designated by the Participant under such uniform and non-discriminatory procedures as the Administrator may direct.  No Salary Reduction Contributions shall be made, however, to the extent they result in insufficient net pay to cover withholding taxes on the Participant’s Compensation or other taxable wages for the payroll period in question.

(b)                                 Elections to make Salary Reduction Contributions shall be made in writing on such forms as are provided by the Administrator.  All election forms must be completed and executed by the Participant and returned to the Administrator in a timely manner for its approval to be effective.  Salary Reduction Contributions shall be made to the Trustee through the Participant’s Employer by salary reduction payroll deposit, and the Employer shall remit all such contributions to the Trustee on the earliest date on which they can be reasonably segregated from the Employer’s general assets.  Salary Reduction Contributions of a Participant shall be credited to his Elective Deferral Account (or, in the case of Roth Elective Deferrals made on or after January 1, 2010, if so elected, to his Roth Elective Deferral Account) upon receipt by Trustee.  The Administrator shall allow Participants to make Salary Reduction Contribution elections at least once each Plan Year.  All Salary Reduction Contributions shall be made from cash Compensation only.  Notwithstanding the foregoing, no Participant was permitted to increase his or her rate of Salary Reduction Contributions for the payroll period ending August 12, 2007.

(c)                                  A Participant may by timely written notice provided to the Administrator elect to commence, modify, or terminate his Salary Reduction Contributions (effective as of such dates as the Administrator may permit on a uniform and nondiscriminatory basis).  All such notices shall be provided to the Administrator by such dates or within such periods as the Administrator may permit on a uniform and nondiscriminatory basis.  A Participant who has voluntarily terminated his Salary Reduction Contributions may recommence his contributions as of such date or dates as the Administrator may specify on a uniform and non-discriminatory basis.

(d)                                 If a Participant terminates his employment, his Salary Reduction Contributions to the Plan shall cease.  If a Participant receives a “hardship distribution” from the Plan under Article VI D or an in-service distribution under Article VI H 4 below, his Salary Reduction Contributions shall be suspended for six (6) months from the date of distribution.

(e)                                  Notwithstanding anything to the contrary herein, the Administrator may, on a nondiscriminatory basis at any time and from time to time, unilaterally and prospectively (1) require contributing Highly Compensated Employees to limit or reduce the rate of their Salary Reduction Contributions, or (2) return to contributing Highly Compensated Employees some or all of their Salary Reduction Contributions to the extent considered advisable by the Administrator in order to satisfy the requirements of Article III B 3 and Article III B 4 below.

(f)                                    All Salary Reduction Contributions are intended to be payments to the Plan by the Employer under a cash or deferred arrangement described in Section 401(k) of the Code, and all references herein to those contributions as Employee or Participant contributions are for convenience only and are not intended as a designation of those contributions as employee contributions within the meaning of Section 414(h)(1) of the Code.

(g)                                 Effective on and after January 1, 2010, the Plan will accept Salary Reduction Contributions in the form of Roth Elective Deferrals on behalf of Participants.  A Roth Elective Deferral is a Salary Reduction Contribution that: (i) the Participant irrevocably designates at the time of the applicable cash or deferred election as a Roth Elective Deferral being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and (ii) the Employer treats as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.  Unless specifically stated otherwise in this Plan, Roth Elective Deferrals will be treated as Salary Reduction Contributions for all purposes under the Plan including, without limitation, the calculation of Employer Non-Qualified Matching Contributions, limitations on annual Elective Deferrals under

Code Section 402(g), the ADP and ACP tests described in Article III B 4 and Article III B 5, limitations on Annual Additions, and restrictions on distributions prior to Separation from Service.  The following special provisions shall apply to Roth Elective Deferrals and shall supersede any contrary provision of the Plan:

(1)                                  A Participant’s Roth Elective Deferrals will be allocated to a separate Roth Elective Deferral Account maintained for such Roth Elective Deferrals as described in Article IV C 2 below.

(2)                                  In the case of a corrective distribution of “Excess Elective Deferrals” within the meaning of Article III B 3 or “Excess Contributions” within the meaning of Article III B 4 to a Highly Compensated Employee, if the Highly Compensated Employee in question made both pre-tax Elective Deferrals and Roth Elective Deferrals for the Plan Year in question, the excess to be distributed will be allocated among and distributed from such contributions in the following order of priority: first, to pre-tax Elective Deferrals for the year; and second, to Roth Elective Deferrals for the year.

2.                                       (a)                                  In its sole discretion, the Employer may elect to make discretionary Non-Qualified Matching Contributions to the Plan for a Plan Year on behalf of those Participants who make Salary Reduction Contributions during the Plan Year.  Alternatively, the Employer may decline to make any Non-Qualified Matching Contributions for a Plan Year or, effective for payroll periods ending after August 12, 2007, limit the portion of a Plan Year for which such Non-Qualified Matching Contributions will be made.

(b)                                 If the Employer elects to make a discretionary Non-Qualified Matching Contribution for all or any portion of a Plan Year, the Non-Qualified Matching Contribution to be contributed and allocated on behalf of each Participant who made Salary Reduction Contributions during the Plan Year will equal:

(1)                                  75% of the Participant’s Salary Reduction Contributions for the applicable “Matching Period,” calculated by taking into account only those Salary Reduction Contributions for the Matching Period not in excess of 2% of the Participant’s Compensation for the Matching Period (i.e., a Non-Qualified Matching Contribution of up to 1.5% of the Participant’s Compensation for the Matching Period); plus

(2)                                  25% of the Participant’s Salary Reduction Contributions for the “Matching Period, calculated taking into account only those Salary Reduction Contributions for the Matching Period that are more than 2% but not more than 5% of the Participant’s Compensation for the Matching Period (i.e., an additional Non-Qualified Matching Contribution of up to 0.75% of the Participant’s Compensation for the Matching Period).

(c)                                  For purposes of the Article III B 2, the “Matching Period” means the entire Plan Year in question, excluding: (i) the portion of the 2007 Plan Year consisting of payroll periods ending after August 12, 2007; (ii) the 2008 Plan Year; and (ii) any other Employer-designated calendar quarter, month or other portion of a Plan Year after 2009 with respect to which the Principal Employer elects in its sole discretion, and upon not less than 15 days advance written notice sent to a majority of the active Participants, to discontinue or otherwise not provide a Non-Qualified Matching Contribution.

(d)                                 The amount of any discretionary Non-Qualified Matching Contribution allocable to a Participant for a Plan Year shall be trued-up and finally computed based on the Salary Reduction Contributions and Compensation of the Participant for the applicable Matching Period for that Plan Year within 60 days after the end of the Plan Year.  For avoidance of doubt, Salary Reduction Contributions made and Compensation earned outside the Matching Period applicable to the Plan Year in question shall be disregarded in determining and allocating Non-Qualified Matching Contributions for that Plan Year.  The applicable percentage rate of Non-Qualified Matching Contributions for any Matching Period shall apply uniformly to all Participants who elect to make Salary Reduction Contributions (including Roth Elective Deferrals) during the Matching Period in question.

3.                                       (a)                                  No Elective Deferrals hereunder or other “elective deferrals” within the meaning of the Regulations under Code Section 402(g) shall be made on behalf of any Participant for any calendar year in excess of the dollar limitation in effect under Code Section 402(g) at the beginning of the year; provided, however, that this limitation will not apply to any Elective Deferrals treated as catch-up contributions under Code Section 414(v).

(b)                                 If the Elective Deferrals made on behalf of a Participant for a calendar year under this Plan plus any “elective deferrals” within the meaning of Code Section 402(g) made by the Participant under other plans for the taxable year exceed the foregoing Code Section 402(g) annual limit, the Participant on whose behalf the contributions were made may notify the Administrator not later than March 1 following the year in question of the amount of Excess Elective Deferrals that are allocable to this Plan, and may request distribution of those Excess Elective Deferrals from this Plan.  Upon receipt of such request, the Administrator shall distribute the allocable Excess Elective Deferrals plus any Allocable Income as described below to the requesting Participant not later than April 15 following the calendar year of contribution.  Such a distribution of Excess Elective Deferrals (plus allocable income or less allocable loss thereon) may be made notwithstanding any restrictions on distributions elsewhere in the Plan.

(c)                                  For purposes of this Article III B 3, the following definitions shall apply:

(1)                                  The term “Allocable Income” means with respect to the portion of any Excess Elective Deferrals under this Plan consisting of Elective Deferrals the income or loss allocable to the Participant’s Elective Deferral Account (or, if applicable, Roth Elective Deferral Account) for the Plan Year of contribution, multiplied by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals to that Account for the year and the denominator of which is the Participant’s balance in the Account in question as of the last day of the Plan Year in which the Excess Elective Deferrals to that Account are made (excluding any income or loss occurring during that Plan Year).   With respect to corrective distributions under this Article III B 3 of Excess Elective Deferrals Contributions that are attributable to Plan Years commencing on or after January 1, 2007 and prior to 2008, income attributable to such amounts shall:  (i) also include allocable gain and loss for the “gap period” between the close of the Plan Year in question and the date that is seven days before the date of distribution; and (ii) be computed in accordance with such methods as the Plan Administrator determines and as are permitted under Section 1.401(k)-2(b)(2)(iv) of the Regulations, as applicable.

(2)                                  The term “Elective Deferrals” means any Salary Reduction Contributions (including Roth Elective Deferrals) or other Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant’s Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(3)                                  The term “Excess Elective Deferrals” means Elective Deferrals that are includable in a Participant’s gross income under Section 402(g) of the Code as a result of exceeding the dollar limitation under that Code Section in effect for the year of contribution.

4.                                       The following limitation (“ADP Test”) shall apply to the Plan each Plan Year.  The Plan shall apply the ADP Test using the “prior year” testing method and, effective on and after January 1, 2006, in accordance with the requirements and limitations of Regulation Sections 1.401(k)-1(b)(1)(ii)(A) and 1.401(k)-2, the provisions of which are hereby incorporated by reference.

(a)                                  The ADP for a Plan Year the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of (1) or (2) as follows:

(1)                                  One hundred twenty-five percent (125%) of the ADP for the prior Plan Year of all Participants who were Non-Highly Compensated Employees for the prior Plan Year, or

(2)                                  Two hundred percent (200%) of the ADP for the prior Plan Year of all Participants who were Non-Highly Compensated Employees for the prior Plan Year; provided, however, that the ADP for the Plan Year for the Participants who are Highly Compensated Employees may not exceed the ADP for the prior Plan Year of the Participants who were Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

(b)                                 For purposes of this Article III B 4, the following special rules shall apply:

(1)                                  In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy those requirements of the Code only if aggregated with this Plan, then this Article III B 4 shall be applied by determining the ADP of Employees as if all such Plans were a single plan.  Any adjustments to Non-Highly Compensated Employee ADP for the prior Plan Year will be made in accordance with IRS guidance.  Plans may only be aggregated to satisfy Code Section 401(k) if they have the same Plan Year and use the same ADP testing method.

(2)                                  For purposes of the ADP Test, Elective Deferrals and Roth Elective Deferrals must be made before the last day of the twelve (12) month period immediately following the Plan Year for which the contributions are to be taken into account.

(3)                                  The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test.

(4)                                  The determination and treatment of the ADP of any Participant shall satisfy such other requirements as may be prescribed in the Regulations.

(c)                                  For purposes of this Article III B 4, the following definitions shall apply:

(1)                                  The term “ADP” means with respect to any Participant group, the average of the ratios computed separately for each Participant of the group of: (i) their Salary Reduction Contributions (including Excess Elective Deferrals of Highly Compensated Employees only) for the Plan Year, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees and any Salary Reduction Contributions taken into account under the ADP Test under Article III B 5 below (provided the ADP Test is satisfied both with and without exclusion of those Salary Reduction Contributions); to (ii) their Compensation for the Plan Year.  The ADP of an Employee who would be a Participant but for the fact that he does not make or receive any allocation of Salary Reduction Contributions, shall be zero (0).  The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions or equivalent contributions under another plan allocated to his accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the contributions were made under a single arrangement.  If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Any provision herein to the contrary notwithstanding, ADP shall be computed without regard to Salary Reduction Contributions that are catch-up contributions within the meaning and limitations of Section 414(v) of the Code.

(2)                                  The terms “Elective Deferrals” and “Excess Elective Deferrals” shall have the meanings set forth in Article III B 3(c) above.

(3)                                  The term “Excess Contributions” means with respect to any Plan Year, the excess of:

(i)                                     The aggregate amount of contributions actually taken into account in computing the average ADP of the Highly Compensated Employees for such Plan Year, over

(ii)                                  The maximum amount of such contributions permitted under the ADP Test.

(d)                                 (1)                                  If the average ADP for a Plan Year for the Participants who are Highly Compensated Employees for that Plan Year is more than the amount permitted under the above restrictions, the Excess Contributions, computed as provided in Section 1.401(k)-2(b)(2)(ii) of the Regulations, plus any income and minus any loss allocable to the Excess Contributions shall be distributed no later than the last day of the following Plan Year to those Highly Compensated Employees to whose Accounts the Excess Contributions were allocated for the applicable Plan Year.  The Employer, however, will incur an excise tax of ten percent (10%) of the amount of Excess Contributions not distributed within two and one-half (2-1/2) months after the close of the Plan Year.  Distribution of Excess Contributions (and income allocable thereto) shall be made among the Highly Compensated Employees with the largest amounts of contributions taken into account in the ADP test for the Plan Year in which the Excess Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all Excess Contributions have been allocated and distributed.  For purposes of this provision, the “largest amount” is determined after any prior distribution of Excess Elective Deferrals.  Effective for Plan Years commencing on or after January 1, 2006, all corrective distributions shall be computed and made as provided in Section 1.401(k)-2(b)(2) of the Regulations.

(2)                                  Excess Contributions shall be distributed on a pro rata basis from the appropriate Highly Compensated Employees’ Accounts.

(3)                                  The amount of income or loss allocable to a Highly Compensated Employee’s Excess Contributions shall equal the sum of the income or loss allocable to the Highly Compensated Employee’s Elective Deferral Account (or, if applicable, Roth Elective Deferral Account) for the Plan Year of the Excess Contribution, multiplied by a fraction, the numerator of which is the Highly Compensated Employee’s share of Excess Contributions for the Plan Year and the denominator of which is the Accrued Benefit attributable to the Account in question determined as of the last day of the Plan Year without regard to income or loss allocable for the Plan Year.  With respect to corrective distributions under this Article III B 4 (d) of Excess Contributions that are attributable to Plan Years commencing on or after January 1, 2006 and prior to January 1, 2008, income attributable to such amounts shall:  (i) also include allocable gain and loss for the “gap period” between the close of the Plan Year in question and the date that is seven days before the date of distribution; and (ii) be computed in accordance with such methods as the Plan Administrator determines and as are permitted under Section 1.401(k)-2(b)(2)(iv) of the Regulations, as applicable.

5.                                       The following limitation (“ACP Test”) shall apply to the Plan each Plan Year.  The Plan shall apply the ACP Test using the “prior year” testing method and, effective on and after January 1, 2006, in accordance with the requirements and limitations of Regulation Sections 1.401(m)-1(b)(i) and 1.401(m)-2, the provisions of which are hereby incorporated by reference.

(a)                                  The ACP for a Plan Year of the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of (1) or (2) as follows:

(1)                                  One hundred twenty-five percent (125%) of the ACP for the prior Plan Year for the Participants who were Non-Highly Compensated Employees for such prior Plan Year, or

(2)                                  Two hundred percent (200%) of the ACP for the prior Plan Year of the Participants who were Non-Highly Compensated Employees for such prior Plan Year; provided, however, that the ACP for the current Plan Year of the Participants who are current Plan Year Highly Compensated Employees may not exceed the ACP for the prior Plan Year of the Participants who were Non-Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points.

(b)                                 For purposes of this Article III B 5, the following definitions shall apply:

(1)                                  The term “ACP” means the average of the “Contribution Percentages” of the “Eligible Participants” in a group.

(2)                                  The term “Contribution Percentage” means the ratio (expressed as a percentage) of each Eligible Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year.  The Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Accounts under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of the Contribution Percentage Amounts was made under each plan.

(3)                                  The term “Contribution Percentage Amounts” means the sum of the Non-Qualified Matching Contributions plus matching contributions or voluntary after-tax contributions under another plan for the Plan Year.  Contribution Percentage Amounts shall not include Forfeitures of Matching Contributions that are used to correct Excess Aggregate Contributions or because the Contributions to which they related are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions.  The Employer may elect to include in Contribution Percentage Amounts Salary Reduction Contributions, so long as the ADP Test is met before Salary Reduction Contributions are used in the ACP Test and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the ACP Test.

(4)                                  The term “Eligible Participant” means any Employee who is eligible to make a Salary Reduction Contribution (if the Employer takes those contributions into account in the calculation of the Contribution Percentage Amounts), or to receive a Non-Qualified Matching Contribution (including Forfeitures from Non-Qualified Matching Contribution Accounts).

(5)                                  The term “Excess Aggregate Contributions” means with respect to any Plan Year, the excess of:  (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the ACP Test.  Excess Aggregate Contributions shall be determined after first determining Excess Contributions and the Excess Elective Deferrals.

(c)                                  For purposes of this Article III B 5, the following special rules apply:

(1)                                  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(2)                                  In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy these requirements of the Code only if aggregated with this Plan, this Article III B 5 shall be applied by determining the Contribution Percentage Amounts of Employees as if all those plans were a single plan.  Any adjustments to Non-Highly Compensated Employee ACP for the prior Plan Year will be made in accordance with IRS guidance.  Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year, and use the same ACP Testing method.

(3)                                  Voluntary contributions are considered to have been made in the Plan Year in which they are contributed to the applicable trust.  Matching Contributions shall be considered to be made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

(4)                                  The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test.

(5)                                  The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed in the Regulations.

(d)                                 (1)                                  Notwithstanding any other provisions of the Plan, each Highly Compensated Employee’s share of the “Excess Aggregate Contributions,” as computed under Section 1.401(m)-2(b), plus any income and minus any losses allocable to the Excess Aggregate Contributions shall be forfeited (to the extent non-vested), or distributed (to the extent vested) no later than the last day of the following Plan Year to the Highly Compensated Employees who were allocated such Excess Aggregated Contributions for the preceding Plan Year.  Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in the ACP Test for the Plan Year in which the excess arose, beginning with the Participant with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all Excess Aggregate Contributions have been allocated.  For this purpose, the “largest amount” is determined after any prior distribution of Excess Aggregate Contributions.  The Employer, however, will incur an excise tax of ten percent (10%) of the Excess Aggregate Contributions not distributed within two and one-half (2-1/2) months after the close of the Plan Year.  The Administrator shall first determine whether the Highly Compensated Employees have made Excess Elective Deferrals or Excess Contributions before it determines Excess Aggregate Contributions for the Plan Year.  Effective for Plan Years commencing on or after January 1, 2006, all corrective forfeitures and distributions of Excess Aggregate Contributions shall be made as provided in Section 1.401(m)-2(b) of the Regulations.

(2)                                  Each Highly Compensated Employee’s share of Excess Aggregate Contributions shall be forfeited or distributed, as applicable, from the Participant’s Non-Qualified Matching Contribution Account.

(3)                                  The income or loss allocable to Excess Aggregate Contributions allocated to each Highly Compensated Employee is the income or loss allocable to the Participant’s Non-Qualified Matching Contribution Account (and, if applicable, Elective Deferral Account and Roth Elective Deferral Account) for the Plan Year, multiplied by a fraction, the numerator of which is the Participant’s Excess Aggregate

Contributions for the year and the denominator of which is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts (excluding any income or loss occurring during such Plan Year).  With respect to corrective distributions under this Article III B 5 of Excess Aggregate Contributions that are attributable to Plan Years commencing on or after January 1, 2006 and prior to January 1, 2008, income attributable to such amounts shall: (i) also include allocable gain and loss for the “gap period” between the close of the Plan Year in question and the date that is seven days before the date of distribution; and (ii) be computed in accordance with such methods as the Plan Administrator determines and as are permitted under the applicable Regulations.

6.                                       Salary Reduction Contributions (and income allocable to each) shall not be distributed to a Participant or his Beneficiary or Beneficiaries, earlier than Separation from Service, death, or Permanent Disability; except that these amounts may be distributed upon:

(a)                                  Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e)(7), a simplified employee pension (as defined in Code Section 408(k)) or a simple IRA plan (as defined in Code Section 408(p)).

(b)                                 The Participant’s attainment of age 59-1/2.

(c)                                  The Hardship of the Participant as provided in Article VI D below.

(d)                                 Certain leaves of absence related to uniformed service in the military as described in Article VI H 3 and 4 below.

C.                                     Transfer and Rollover Contributions.  An active Participant who has satisfied the requirements of Article II to enter the Plan (or an Employee within the eligible class who the Administrator reasonably determines is likely to satisfy those requirements) may, with the consent of the Plan Administrator, rollover to the Plan, directly or indirectly, an eligible rollover distribution from (i) a qualified plan described in Sections 401(a) or 403(a) of the Code (excluding after-tax contributions), (ii) an annuity contract described in Section 403(b) of the Code (excluding after-tax contributions); (iii) an eligible plan maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state; or (iv) an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in the Participant’s gross income.  Likewise the Plan may accept a direct trustee-to-trustee transfer of assets from another retirement plan qualified under Code Section 401(a) not constituting a taxable distribution or rollover on behalf of a Participant.  No rollover or trustee-to-trustee, non-rollover transfer (in any case a “Transfer Contribution”) shall be accepted unless the Plan Administrator determines that such contribution is permissible and will not adversely affect the tax-exempt status of the Plan or require amendment of the Plan to require optional forms of benefit not otherwise available.  All Transfer Contributions shall be credited to the Participant’s Transfer Account when received by the Plan Trustees; provided, however, that a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) shall be allocated to and held in a separate Roth rollover subaccount of the Participant’s Transfer Account.  A Participant’s Vested Benefit shall include one hundred percent (100%) of the Accrued Benefit of his or her Transfer Account.  Any provision in this Plan to the contrary, a Participant’s Transfer Account balance shall be disregarded in determining whether the Participant’s Vested Benefit exceeds the Applicable Amount for purposes of the involuntary cash-out rules of Article VI C 4 unless the Transfer Account contains amounts received through a direct trustee-to-trustee, non-rollover transfer.

ARTICLE IV

ACCRUED BENEFITS

A.                                   Participant Accounts.  The Administrator shall establish and maintain as a continuing record of the Accrued Benefit of each Participant, to the extent applicable, a Regular Account, a Transfer Account, an Elective Deferral Account and a Non-Qualified Matching Contribution Account.  On and after January 1, 2010, the Administrator shall maintain a Roth Elective Deferral Account for any Participant who makes Roth Elective Deferrals to the Plan.

B.                                     Valuation of Non-Self Directed Fund and Allocation of Non-Self Directed Fund Earnings.  The Trustee shall determine the fair market value of the assets of the Non-Self Directed Fund as of each Valuation Date.  In the valuation, no amount shall be included or accrued for any Employer contributions (which shall instead be accounted for as provided in Article IV C below) with respect to that Plan Year received by Trustee or determined by Employer, but not yet received; and the amount of any unpaid cost, fees or expenses shall be accrued and deducted as a liability in such amount as the Administrator shall direct.  If any assets are invested in the common trust fund, the valuation of those assets shall be based on the Trustee’s valuation of such common trust fund concurrently with or most recently preceding the Valuation Date.

Subject to Article XI below, the Administrator shall allocate the adjusted value of the Non-Self Directed Fund as so determined among the Accounts invested in the Fund in the same proportion that the Accrued Benefit of each on the next preceding Valuation Date bore to the total Accrued Benefit of all Participants on the preceding Valuation Date who remain Participants on the current Valuation Date.  Earnings and losses within the Individual Investment Funds shall be allocated as provided in Article XI below.

C.                                     Allocations of Contributions.

1.                                       The Administrator shall allocate the Profit-Sharing Contributions for the Plan Year (and all Forfeitures from Regular Accounts for the Plan Year) among the Regular Accounts of the eligible Participants who are still employed by the Employer on the last day of the Plan Year (or who Separated from Service during the Plan Year on account of death, Permanent Disability or retirement at or after age 59-1/2) in accordance with the following formula.  Each such eligible Participant’s Regular Account shall be credited with that portion of the Profit-Sharing Contributions and Forfeitures from Regular Accounts for the Plan Year which bears the same ratio to total Profit-Sharing Contributions and Regular Account Forfeitures for the Plan Year as the Participant’s Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year.  No requirement that a Participant remain employed on the last day of the Plan Year shall be applied for a Plan Year if application of the requirement would cause the Plan to violate Section 410(b) of the Code.

2.                                       The Administrator shall allocate each Participant’s (a) Elective Deferrals to the Participant’s Elective Deferral Account as of the Valuation Date coincident with or immediately following the date of contribution, and (b) effective on and after January 1, 2010, Roth Elective Deferrals to the Participant’s Roth Elective Deferral Account as of the Valuation Date coincident with or immediately following the date of contribution.

3.                                       The Administrator shall allocate Non-Qualified Matching Contributions made on behalf of a Participant to the Participant’s Non-Qualified Matching Contribution Account as of the earlier of (a) the last day of the Plan Year for which made, or (b) the Valuation Date coincident with or immediately following the date of contribution.

D.                                    Forfeitures.  All Forfeitures from Regular Accounts shall be allocated first to reinstate previously forfeited account balances under Article V D 2 below, with any remainder allocated as additional Profit Sharing Contributions under Article IV C above for the year of forfeiture.  Forfeitures from Non-Qualified Matching Contribution Accounts shall be reallocated first to reinstate previously forfeited account balances under Article V

D 2 below, with any remainder to be applied and allocated as part of the Employer’s Non-Qualified Matching Contribution for the Plan Year of forfeiture (or for Plan Years commencing on or after January 1, 2004, for the Plan Year following the year of forfeiture), and in succeeding Plan Years, if necessary, until exhausted

E.                                      Limitations on Annual Additions.  This Article IV E shall take precedence over any contrary provisions of the Plan.

1.                                       For purposes of this Article IV E, the following definitions shall apply:

(a)                                  Annual Addition.  The sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(1)                                  all Employer contributions;

(2)                                  all Salary Reduction Contributions (including Elective Deferrals, Roth Elective Deferrals, Excess Elective Deferrals and Excess Contributions) other than amounts that constitute catch-up contributions under Section 414(v) of the Code;

(3)                                  all Forfeitures;

(4)                                  all amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(l) of the Code, which is part of a defined benefit pension plan or annuity plan maintained by the Employer; and

(5)                                  all amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

(b)                                 Compensation.  Section 415 Total Earnings which are actually paid or made available to a Participant within the Limitation Year.  Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and is excludable from the Employee’s gross income under Code Section 125 or 457.

(c)                                  Defined Contribution Dollar Limitation.  $40,000, as adjusted under Section 415(d) of the Code.

(d)                                 Employer.  The Employer that adopts this Plan.  In the case of a group of employers which constitutes (i) a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), (ii) a trade or business (whether or not incorporated) under common control (as defined in Section 414(c) and modified by Section 415 (h)), (iii) an affiliated service group (as defined in Section 414(m)), or (iv) any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code, all such employers shall be considered a single employer for purposes of applying the limitations of this Article.

(e)                                  Excess Amount.  The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(f)                                    Limitation Year.  The calendar year.  All qualified plans maintained by the Employer must use the same Limitation Year.  If the Limitation Year is amended to a different twelve (12) month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(g)                                 Maximum Permissible Amount.  For any Limitation Year, the maximum Annual Addition that can be allocated or contributed to a Participant’s Accounts shall not exceed the lesser of: (i) the Defined Contribution Dollar Limitation for the Limitation Year; or (ii) one hundred percent (100%) of the Participant’s Compensation for the Limitation Year.  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

2.                                       Limitation For Participants Not Participating In Any Other Qualified Plan of Employer.

(a)                                  If the Participant has never participated in another qualified plan or welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer or an individual medical account (as defined in Section 415(l)(2) of the Code) maintained by the Employer which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If any Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)                                 Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant’s estimated annual Compensation for such Limitation Year.  The estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

(c)                                  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for that Limitation Year shall be determined on the basis of the Participant’s actual Compensation for that Limitation Year.

(d)                                 If, pursuant to Article IV E 2(c) above, or as a result of the allocation of Forfeitures, there is determined to be an Excess Amount with respect to a Participant for a Limitation Year, the Excess Amount shall be disposed of in the following order:

(1)                                  Any Salary Reduction Contributions (plus income or gain allocable thereto) shall be returned to the Participant to the extent that the return would reduce the Excess Amount, with such reduction applied first to Elective Deferrals and second to Roth Elective Deferrals.

(2)                                  If the Participant is an active participant in the Plan at the end of the Limitation Year, any remaining Excess Amount shall be held in suspense and used to reduce Employer contributions for the Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary so long as the Participant remains an active participant; and

(3)                                  If the Participant is not covered by the Plan at the end of the Limitation Year or any succeeding Limitation Year in which an Excess Amount remains, the remaining Excess Amount shall be held unallocated in an Excess Contribution Account.  The Excess Contribution Account shall be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.  If an Excess Contribution Account is in existence at any time during a Limitation Year pursuant to this provision, it shall not participate in the allocation of the Trust’s investment gains and losses, and all amounts in the Suspense Account must be allocable or reallocated (if possible) to Participant accounts before any contributions for that Limitation Year.  Excess Amounts may not be distributed to Participants or former Participants.

3.                                       Limitation for Participants Participating In Any Other Qualified Defined Contribution Plans of Employer.

(a)                                  This section applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, welfare benefit fund (as defined in Section 419(e) of the Code), or individual medical account (as defined in Section 415(1)(2) of the Code), which provides an Annual Addition, maintained by the Employer during any Limitation Year.  The Annual Additions which may be credited to a Member’s Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Accounts under the other plans and welfare benefit funds for the same Limitation Year.  If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated hereunder shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under the other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(b)                                 Prior to the determination of the Participant’s actual Compensation for the Limitation Year, the amounts referred to in Article IV E 3(a) above may be determined on the basis of the Participant’s estimated annual Compensation for such Limitation Year.  Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

(c)                                  As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Article IV E 3(a) above shall be determined on the basis of the Participant’s actual Compensation for such Limitation Year.

(d)                                 If a Participant’s Annual Additions under this Plan and all such other plans result in an Excess Amount, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

(e)                                  If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan shall be the product of: (1) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code), times (2) the ratio of the Annual Additions allocated to the Participant as of such date under this Plan, to the total Annual Additions allocated as of such date under all qualified master or prototype defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

(f)                                    Any Excess Amounts attributed to this Plan under this paragraph shall be disposed of as provided in Article IV E 2(d) above.

F.                                      Statements.  As soon as practical after each quarter, the Administrator shall prepare and furnish to each Participant a statement of the amount of his Accrued Benefit on the Valuation Date showing the amounts allocated under Articles IV B, IV C and IV D above and the amount of the Employer contributions.  In the event of any limitation on the amount of the allocation of Employer contributions under the provisions of this Article, the statement shall set forth a computation thereof.

ARTICLE V

VESTED BENEFITS

A.                                   Retirement.

A Participant may retire on his Normal Retirement Date.  If a Participant’s employment is continued beyond his Normal Retirement Date, he shall continue to be a Participant of the Plan until the date of his termination of active participation.  As of any Valuation Date coincident with or following a Participant’s Normal Retirement Date, a Participant who Separates from Service on or after his Normal Retirement Date shall be considered to have retired and shall have a non-forfeitable right to his entire Accrued Benefit as adjusted from time to time under Articles IV and XI.

B.                                     Disability.

1.                                       If the Administrator determines that a Participant has Separated from Service after incurring a Permanent Disability, the Participant shall have a non-forfeitable right to his entire Accrued Benefit as adjusted from time to time under Articles IV and XI.

2.                                       At any time after the commencement of disability of a Participant to meet the requirements of his normal employment, either the Participant or Employer may make application to the Administrator for a determination as to whether the disability is permanent.  Permanent Disability shall mean the physical or mental inability of a Participant to continue to meet the requirements of his normal employment or other suitable employment with Employer, which condition, in the opinion of a physician who shall be promptly selected by the Administrator (which opinion shall be conclusive for the purposes of the Plan), will be continuous for a period of at least twelve (12) months following the onset of permanent disability.

C.                                     Death.

Upon the death of a Participant prior to his Separation from Service, the Participant shall have a non-forfeitable right to his Accrued Benefit as adjusted from time to time under Articles IV and XI.

D.                                    Other Separations From Service.

1.                                       Except for those cases in which death or permanent disability occurs before Separation of Service or in which the Participant retires under Article V A above, in the event of a Separation from Service of a Participant, the Participant shall have a non-forfeitable right to the entire Accrued Benefit of his Elective Deferral Account, Roth Elective Deferral Account and Transfer Account, as adjusted from time to time under Articles IV and XI, and that percentage of the Accrued Benefit of his Regular Account and Non-Qualified Matching

Contribution Account, if any, as adjusted from time to time under Articles IV and XI, determined on the basis of his or her Years of Service in accordance with the following vesting schedule:

Years of Service	Vested Percentage	Non-Vested Percentage

Less than 1	0%	100%
1	20%	80%
2	40%	60%
3	60%	40%
4	80%	20%
5 or more	100%	0%

2.                                       The portion of the Accrued Benefit of a Participant’s Regular Account and Non-Qualified Matching Contribution Account which is not included in the Vested Benefit of a Participant on a Separation from Service under Article V D 1 above shall be forfeited.  Forfeiture shall occur upon the earlier of: (a) the last day of the Plan Year in which the Participant receives (or is deemed to have received) a distribution of his Vested Benefit; or (b) the date the Participant has incurred five (5) consecutive one (1) year Breaks in Service.  For purposes of this Article V D 2, a Participant whose Vested Benefit is zero (0) shall be deemed to have received a distribution of his Account balances as of the end of the Plan Year following the Plan Year in which his termination of active participation occurs.  If a former Participant whose entire Vested Benefit was previously distributed or deemed distributed, is re-employed before he has incurred five (5) consecutive one (1) year Breaks in Service, the previously forfeited amount of the former Participant’s Accounts shall be restored if the former Participant repays to the Plan any amount previously distributed to him from his Regular Account and Non-Qualified Matching Contribution Account prior to the earlier of (a) incurring five (5) consecutive one (1) year Breaks in Service, or (b) five (5) years after the first date on which the Participant is subsequently reemployed.

3.                                       Restoration of forfeited amounts shall occur as of the date of repayment.  If the Participant was deemed to have received a distribution of his Account Balance, no repayment shall be required for restoration upon return to employment, and restoration shall occur as of the date of re-employment.  The restored Accounts shall not reflect any investment income, gains or losses of or other adjustments to the Non-Self Directed Fund which would have been allocated to the Accounts had there been no Forfeiture.  Restoration by the Employer of the forfeited portion of the Accounts shall be made pursuant to a special allocation to the re-employed Participant’s Accounts of Forfeitures occurring during the Plan Year of re-employment, with the special allocation of Forfeitures to be made prior to any allocation of Forfeitures under the usual allocation provisions of the Plan.  If the amount of specially allocated Forfeitures is insufficient to restore fully the forfeited portion of the reemployed Participant’s Accounts, the Employer, in its sole discretion, shall either (a) contribute to the Plan and make a special allocation to the re-employed Participant’s Accounts of such additional amounts as are necessary to eliminate the deficiency, or (b) make a special allocation of the investment income and gains of the Non-Self Directed Fund to the re-employed Participant’s Accounts prior to the usual allocation of income and gains, so as to eliminate the deficiency.

4.                                       If a distribution is made to a Participant when the Participant has a nonforfeitable right to less than all of the Accrued Benefit, then a separate account will be established for the participant’s interest in the plan as of the time of the distribution, and at any relevant time the Participants nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula:

X=P(AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

E.                                      Computation of Years of Service.

1.                                       The Plan Year shall be the vesting computation period used to measure completion of Years of Service for vesting purposes.  If an Employer changes its Plan Year, an Employee who completes at least one thousand (1,000) Hours of Service in both (a) the vesting computation period under the Plan before the amendment, which period began before the first vesting computation period after the amendment, and (b) the first twelve (12) month Plan Year resulting from the amendment, shall be credited with two (2) Years of Service for vesting purposes.

2.                                       For purposes of determining the Vested Benefit of a Participant, all Years of Service shall be included, except that in the case of a Participant who has five (5) or more consecutive one (1) year Breaks in Service, all Years of Service after the period of consecutive Breaks in Service shall be disregarded for the purposes of determining the Participant’s vesting in his Accounts that accrued before the consecutive Breaks in Service.  The Participant’s pre-Break in Service Years of Service shall be taken into account in determining his vesting in his post-Break in Service Account balances.

ARTICLE VI

DISTRIBUTION OF BENEFITS

A.                                   Segregation or Distribution of Accounts.

1.                                       Upon Separation from Service of a Participant, the Administrator shall notify the Trustee and the Participant or his Beneficiary within one hundred fifty (150) days after the last day of the Plan Year in which Separation from Service occurs, as to the amount of the former Participant’s Vested Benefit, if any, and the method of distribution for any Vested Benefit.  Within thirty (30) days after notification, the Trustee shall distribute any amount of Vested Benefit directed by the Administrator and shall either hold the Participant’s remaining Vested Benefit in the Non-Self Directed Fund or the Individual Investment Fund, as applicable, or, if so directed by the Administrator, segregate any remaining Vested Benefit and hold and invest that amount as a Segregated Account separate from the Non-Self Directed Fund.  In any event, however, the periods specified in the two (2) preceding sentences of this Article VI A 1 shall be reduced in the case of a Participant’s retirement on or after the Participant’s Normal Retirement Date to the extent necessary so that the payment of his benefits will commence not later than the sixtieth (60th) day following the close of the Plan Year in which normal retirement occurs, unless payment is deferred in accordance with the Plan.  There shall be no adjustment to the amount of Vested Benefit attributable to the Non-Self Directed Fund for any income, expense, gain or loss allocable thereto and no liability for any income or gain thereon with respect to that period between the last preceding Valuation Date (including any special Valuation Date) and the date of distribution or segregation.

2.                                       Notwithstanding anything to the contrary in Article VI A 1 above, if the Administrator, in its sole discretion, shall determine that it is in the best interest of the former Participant or of the other accounts held in the Non-Self Directed Fund, a former Participant’s Vested Benefit or a portion thereof, shall be held in a Segregated Account until fully distributed.

3.                                       The Trustee may commingle the Segregated Accounts of former Participants and invest and administer them as one or more units.  The Segregated Fund shall be invested by Trustee in bonds, notes, money market mutual funds, time deposit accounts or other evidences of indebtedness which Trustee, in its discretion, shall select primarily on the basis of protection from a decline in principal value.

B.                                     Method of Distribution.

1.                                       Distribution of the Vested Benefit of a former Participant’s Accounts and the income thereon to a former Participant or his Beneficiary shall be made by the Trustee in accordance with directions which shall be given by the Administrator.

2.                                       Subject to Article VII below, distribution shall be made in the form of a lump sum cash payment of the Participant’s entire Accrued Benefit; provided, however, that at the Participant’s written election, any whole shares of Employer Stock allocated to his Accounts may be distributed in kind (with the value of any fractional shares distributed in cash).

C.                                     Commencement and Amount(s) of Distribution.

1.                                       (a)                                  Subject to Article VII and Article VI C 2 through 4 below, in the case of retirement, Permanent Disability or death of a Participant, the payment of the Participant’s Vested Benefit shall begin not later than the sixtieth (60th) day following the close of the Plan Year in which Normal Retirement occurs, or the one hundred eightieth (180th) day following the close of the Plan Year in which death, or Permanent Disability occurs unless the Participant or Beneficiary elects to defer the commencement of benefits to a date no later than is permitted under the other provisions of the Plan requiring commencement.

(b)                                 Subject to Article VII and Article VI C 2 through 4 below, in the case of Separation from Service for any reason other than retirement, Permanent Disability or death, the payment of a Participant’s Vested Benefit shall begin not later than one hundred eighty (180) days after the end of the Plan Year in which Separation from Service unless the Participant or Beneficiary elects to defer distribution to a date no later than that permitted under the other provisions of the Plan requiring commencement.

2.                                       Except in the case of a Participant described in Article VI C 1 above who elects otherwise, in no event will distribution commence later than the sixtieth (60th) day after the last occurring of the following: (a) the close of the Plan Year in which the Participant reaches his Normal Retirement Date; (b)the close of the Plan Year in which the Separation from Service occurs; or (c) the close of the Plan Year in which occurs the tenth (10th) anniversary of the Plan Year in which the Employee became a Participant.

3.                                       Effective on and after January 1, 2003, this Article VI C 3 shall apply to all distributions and, subject to Article VII, shall take precedence over any contrary Plan provision.  Except as provided in Article VII of the Plan, the Plan provides for distribution in a lump sum form only and nothing in this Article VI C 3 shall be construed to provide other forms of distribution.

(a)                                  All distributions shall be determined and made in accordance with this Article VI C 3 and the Regulations under Section 401(a)(9) of the Code.

(b)                                 The entire Vested Benefit of a Participant must be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date.

(c)                                  If a Participant dies before distribution of his or her Vested Benefits begin, the Participant’s entire Vested Benefit will be distributed, or begin to be distributed, no later than as follows:

(1)                                  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then except as provided in Section C 3 (i) of this Article VI, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(2)                                  If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section C 3 (i) of this Article VI, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)                                  If a deceased Participant has no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Vested Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)                                  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section C 3 (c), other than Section C 3 (c)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section C 3 (c) and Section C 3 (e) of this Article VI, unless Section C 3 (c)(4) of Article VI applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section C 3 (c)(4) of Article VI applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section C 3 (c)(1) of this Article VI.  If distributions pursuant to Article VII of the Plan under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section C 3 (c)(1)) of this Article VI, the date distributions are considered to begin is the date distributions actually commence.

(d)                                 Unless the Participant’s interest is distributed under Article VII of the Plan in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections C 3 (e) and C 3 (f) of this Article VI.  If the Participant’s Vested Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(e)                                  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)                                  The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)                                  If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions will be determined under this Section C 3 (e) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(f)                                    If a Participant dies on or after the date distributions to the Participant begin, the following rules shall apply to the distribution of the Participant’s Account Balance, if any.

(1)                                  If there is a Designated Beneficiary with respect to the Participant, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)                                     The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  The Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)                               If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)                                  If there is no Designated Beneficiary with respect to the Participant as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(g)                                 If the Participant dies before the date distributions to the Participant begin, the following rules shall apply:

(1)                                  If there is a Designated Beneficiary with respect to the Participant, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section C 3 (f) of this Article VI.

(2)                                  If there is no Designated Beneficiary with respect to the Participant as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire Vested Benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)                                  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section C 3 (c)(1) of this Article VI, this Section C 3 (g) will apply as if the surviving spouse were the Participant.

(h)                                 For purposes of this Article VI C 3, the following terms have the following meanings unless the context otherwise requires:

(1)                                  “Designated Beneficiary” means the individual who is designated as the Participant’s Beneficiary under Article VI of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Regulations.

(2)                                  “Distribution Calendar Year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first “Distribution Calendar Year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first “Distribution Calendar Year” is the calendar year in which distributions are required to begin under Section C 3 (c) of this Article VI.  The required minimum distribution for the Participant’s first “Distribution Calendar Year” will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other “Distribution Calendar Years,” including the required minimum distribution for the “Distribution Calendar Year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “Distribution Calendar Year.”

(3)                                  “Life Expectancy” means a Participant’s or Beneficiary’s life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Regulations.

(4)                                  “Participant Account Balance” means the Participant’s Account Balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date.  The Participant’s Account Balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year.”

(5)                                  “Required Beginning Date” means in the case of a Participant other than a five percent (5%) owner, the first day of April of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or the calendar year in which the Participant retires.  In the case of a Participant who is a five percent (5%) owner, the Required Beginning Date of such Participant is the first day of April following the calendar year in which the Participant attains age seventy and one-half (70-1/2).  A Participant is treated as a five percent (5%) owner for purposes of this Article VI C 3 if the Participant is a five percent (5%) owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

(i)                                     If a Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Article VI C 3 (c)(1), (2) or (3) above, but the Participant’s entire Account Balance shall be distributed no later than December 31st of the calendar year which contains the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the Participant or surviving spouse begin, this provision shall apply as if the surviving spouse were the Participant.

4.                                       (a)                                  If the present value of a Participant’s Vested Benefit exceeds the Applicable Amount, and the Vested Benefit is “immediately distributable” to the Participant, the Participant must consent to any distribution of his Vested Benefit.  Additionally, if the present value of the Participant’s Accounts to which

Article VII applies (an “Article VII Account”) exceeds the Applicable Amount, and the Account is “immediately distributable,” the Participant’s spouse, if any, must consent to any distribution of that Article VII Account.  A Vested Benefit or Article VII Account is “immediately distributable” if any part of the Vested Benefit or Account could be distributed to the Participant before the Participant attains (or would have attained, if not deceased) age sixty-two (62).  If a Participant whose immediately distributable Vested Benefit or Article VII Account exceeds the Applicable Amount does not consent to a distribution of his Vested Benefit in the Plan Year following his Separation from Service or, where applicable, his spouse does not consent to a distribution of an Article VII Account, distribution of his Vested Benefit (or the Article VII Account, as applicable) shall be deferred until the 60th day of the Plan Year following the first Plan Year in which the Vested Benefit (or Article VII Account, as applicable) is no longer “immediately distributable” unless the Participant (with his spouse’s consent, if necessary) consents to distribution in an earlier year.  Where required, the consent of the Participant (and, if applicable, his spouse) to commencement of distribution shall be obtained in writing within the ninety (90) day period ending on the “annuity starting date.”  The “annuity starting date” is the first day of the first period for which an amount is paid in any form.  The Administrator shall notify the Participant (and, if applicable, his spouse) of the right to defer any distribution until the Participant’s Vested Benefit is no longer “immediately distributable.”  The notice shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.  The Participant shall have at least thirty (30) days from the date of the notice to elect or reject an immediate distribution, but may waive the thirty (30) day waiting period unless the distribution is subject to Article VII below.

(b)                                 Notwithstanding the foregoing, only the Participant need consent to the commencement of distribution in the form of a Qualified Annuity or Qualified Optional Survivor Annuity under Article VII while the Participant’s Vested Benefit is immediately distributable.  The consent of the Participant (and, if applicable, his spouse) shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.  In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s Vested Benefit may, without the Participant’s consent, be distributed to the Participant.  However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant’s Vested Benefit will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

D.                                    Hardship Distributions.

1.                                       Distribution of a Participant’s Salary Reduction Contributions (and income accrued thereon, limited as of December 31, 1988) may be made to a Participant in the event of “Hardship.”  A Participant’s request for a Hardship distribution shall be made on such forms as the Administrator may require.  The decision to make, and the amount of, any Hardship distribution shall be determined by the Administrator in its sole discretion.

2.                                       (a)                                  Effective prior to December 1, 2006, for the purposes of this Article VI D, Hardship is defined as an immediate and heavy financial need of the Participant where distribution is necessary to satisfy the need.  On a uniform and non-discriminatory basis, the Administrator shall have the discretion to limit the financial needs that may be considered immediate and heavy for purposes of the Hardship distribution rules to:  (i) deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Participant, the Participant’s spouse, children, or dependents; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition for the next quarter or semester of post-secondary education for the Participant, the Participant’s spouse, children or dependents; or (iv) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.

(b)                                 Effective on and after December 1, 2006, Hardship Distributions are permitted for the following, enumerated immediate and heavy financial needs (and for any other immediate and heavy financial need that the Administrator determines on a uniform and non-discriminatory basis permits a hardship distribution in conformity with published Internal Revenue Service guidance):  (i) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (ii) the costs directly related to the purchase (excluding mortgage payments) of a principal residence for Participant; (iii) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)); (iv) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; (v) payments for burial and funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)); and (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

3.                                       The following are the only circumstances in which a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant:

(a)                                  The Participant has obtained all distributions, other than Hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(b)                                 All plans maintained by the Employer provide that the Participant’s elective deferrals (and other employee contributions) will be suspended for six (6) months;

(c)                                  The distribution is not in excess of the amount of the Participant’s immediate and heavy financial need; and

(d)                                 All plans maintained by the Employer provide that the Participant may not make elective deferrals for the calendar year immediately following the calendar year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such subsequent year less the amount of such Participant’s elective deferrals for the year of the Hardship distribution.

E.                                      Spousal Survivors Benefit and Beneficiary Designation.

1.                                       (a)                                  Anything in this Article VI to the contrary notwithstanding, a mandatory survivor benefit shall apply to every Participant or former Participant.

(b)                                 Upon the death of a married Participant or former Participant covered by the mandatory spousal survivor benefit, his entire Vested Benefit (excluding the amount of any outstanding loans secured by the Participant’s Accrued Benefit) under the Plan shall be paid within a reasonable time to his surviving spouse (subject to the spousal Beneficiary’s right to defer distribution as provided in Article VI C 1), and adjusted for gains and losses in the same manner as other Account balances are adjusted pending distribution.  If, however, there is no surviving spouse or if the Participant waives the mandatory survivor benefit and the surviving spouse consented in the manner set forth in Article VII B for a Qualified Election (other than the notice requirements therefor) to the designation of another Beneficiary by the Participant, the Accrued Benefit shall be paid to the designated Beneficiary pursuant to the distribution provisions of the Plan which would apply in the absence of this subparagraph.

2.                                       Any Beneficiary designation under this Article VI shall be in the form prescribed by the Administrator and shall be effective only when executed by the Participant and, if applicable, his spouse, and filed with the Administrator by the Participant.  A Participant may, from time to time in like manner, revoke the beneficiary designation and such action shall not require the consent of any Beneficiary.  A Participant (with the consent of his spouse, if applicable) may designate multiple, contingent or successive beneficiaries, and specify the proportionate distribution to each Beneficiary.

3.                                       In the absence of an effective Beneficiary designation, the Administrator shall direct the Trustee to distribute the Participant’s undistributed Vested Benefits to the Participant’s surviving spouse, if any, or, if there is no surviving spouse, then to the estate of the Participant.

4.                                       If the Beneficiary shall survive the Participant, but shall die before the entire Vested Benefit of the former Participant has been paid, then, absent any other provision by the Participant, the unpaid amount shall be payable to the estate of the deceased Beneficiary.

5.                                       If multiple Beneficiaries are designated, absent express provision by the Participant, those named or the survivors of them, shall share equally any benefits payable under this Plan.

F.                                      Portability.  Anything in this Article to the contrary notwithstanding, a Distributee may elect at the time and in the manner prescribed by the Administrator to have all or any portion of the Distributee’s Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  Any provision herein to the contrary notwithstanding, effective on and after March 28, 2005, in the event of a mandatory distribution to a Distributee of greater than $1,000 to which the Participant consent requirements of Section VI C 4 do not apply, if the Participant does not elect to have such mandatory distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then distribution shall be made in a direct rollover to an individual retirement plan designated by the Plan Administrator.

G.                                     Missing Participants and Beneficiaries.  If the Accrued Benefit payable to any Participant or Beneficiary remains unpaid solely due to the Plan Administrator’s inability to locate the distributee after diligent efforts to ascertain his or her whereabouts, the amount so distributable shall be treated as a Forfeiture and reallocated in accordance with the provisions of the Plan dealing with Forfeitures of Non-Qualified Matching Contributions.  If the distributee is later located, such benefit plus the earnings that would have accrued thereon shall be restored.

H.                                    Other In-Service Distributions.

1.                                       Any Participant who has attained age 59-1/2 and is still employed by an Employer may elect to receive one (or, effective on and after January 1, 2008, one or more) in-service distributions of a designated portion of his Vested Benefit prior to his Separation from Service (an “In-Service Distribution”).  All In-Service Distributions after attaining age 59-1/2 shall be paid in a lump sum.  A Participant who has attained age 59-1/2 may only receive one In-Service Distribution per Plan Year after attaining that age and prior to his or her Separation from Service.  No such In-Service Distribution shall exceed fifty percent of the Participant’s Vested Benefit as of the Valuation Date immediately preceding the date of the distribution.  A Participant who elects to receive an In-Service Distribution shall provide notice requesting the distribution to the Plan on such forms as the Plan Administrator requires.  Distribution shall be made as soon as practicable after receipt of the distribution request.

2.                                       Effective on and after October 1, 2009, to the extent otherwise permitted under the Code, a Participant regardless of age who is still employed by an Employer may elect to receive one or more in-service distributions of a designated portion of his Transfer Account provided such Transfer Account consists solely of funds rolled over directly or indirectly from another tax-qualified retirement (and not in a plan spin-off or other trustee-to-trustee transfer of plan assets not constituting a distribution under Code Section 402).  All such in-service distributions from a Transfer Account shall be paid in a lump sum.  A Participant who may only receive one distribution per Plan Year from his Transfer Account under this Article VI H 2 prior to his Separation from Service.

3.                                       Effective on and after January 1, 2009, the Plan shall permit a Participant who is a “Qualified Reservist”  to request and obtain an immediate lump sum distribution of all or a portion of the Participant’s Elective Deferral Account (and, if applicable after 2009, Roth Elective Deferral Account);  provided (i) such distribution is made during the period beginning on the date of the Participant’s order or call to such active military duty and ending immediately before the close of such period of active military duty; and (ii) the distribution is otherwise permitted under Code Section 401(k)(2)(B)(V).

4.                                       Effective on and after January 1, 2009, the Plan shall permit a Participant who is a on a leave of absence from his Employer for more than 30 days to perform active duty military service in the “uniformed services” within the meaning of Code Section 3401(h)(2)(a) to request and obtain an immediate lump sum distribution of all or a portion of the Participant’s Elective Deferral Account (and, if applicable after 2009, Roth Elective Deferral Account) while on such leave of absence;  provided: (i) the distribution is otherwise permitted under Code Section 414(u)(12)(B)(i); and (ii) the Participant may not make any Salary Reduction Contributions or to the Plan or elective deferrals or after-tax contributions to under any other Employer plan within six months after receiving such distribution.

ARTICLE VII

ANNUITY PROVISIONS

A.                                   Application.

This Article shall only apply to the Transfer Account of a Participant in cases in which the Plan is a direct or indirect transferee of a plan to which the survivor annuity requirements of Sections 401(a)(11)(A) and 417 of the Code apply.  This Article shall take precedence over any conflicting provision in this Plan.

B.                                     Definitions.

For purposes of this Article, the following definitions shall apply:

1.                                       Annuity Starting Date.  The first date on which an amount is distributed as an annuity or in any other form.

2.                                       Election Period.  The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death.  If a Participant Separates from Service prior to the first day of the Plan Year in which age thirty-five (35) is attained, the Election Period shall begin on the date of Separation from Service with respect to the Account balances as of the date of separation.

3.                                       Earliest Retirement Age.  The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

4.                                       Pre Age Thirty-Five (35) Waiver.  A Participant who will not attain age thirty-five (35) as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).  The Administrator shall provide to the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under Article VII E below.  Qualified Pre-Retirement Survivor Annuity coverage shall be reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35), and any new waiver thereafter shall be subject to the full requirements of this Article.

5.                                       Qualified Election.  A waiver of a Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity by a married Participant (or, if deceased, by his spouse).  Any waiver of a Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity by a married Participant or spouse shall not be effective unless:  (a) the Spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse’s consent acknowledges the effect of the election; and (d) the Spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s waiver of the Qualified Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, the Participant’s waiver will be deemed a Qualified Election.  Notwithstanding the foregoing, effective on and after January 1, 2008, a Participant may waive a Qualified Annuity and instead elect a Qualified Optional Survivor Annuity without his or her Spouse’s consent.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be irrevocable by that Spouse but shall be effective only with respect to that Spouse.  A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of these rights.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

6.                                       Qualified Annuity.  In the case of an unmarried Participant, an immediate life annuity.  In the case of a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s Vested Benefit.

7.                                       Qualified Optional Survivor Annuity.  In the case of a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse which is seventy five percent (75%) of the amount of the annuity payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s Vested Benefit.

8.                                       Qualified Pre-Retirement Survivor Annuity.  An annuity for life of a Participant’s Surviving Spouse, the payments under which are equal to the amount of benefits that can be purchased with fifty percent (50%) of the Participant’s Vested Benefit as of the last day of the Plan Year in which occurs the Participant’s death.  The amount of the Participant’s employee-derived Account balances allocated to the Qualified Pre-Retirement Survivor Annuity for the Surviving Spouse shall be the same proportion as the employee-derived Account balances bear to the total Accrued Benefit of the Participant.

9.                                       Spouse (Surviving Spouse).  The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse (and a current spouse will not be treated as a spouse or former spouse) to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code.

10.                                 Vested Benefit.  For purposes of this Article, Vested Benefit shall have the meaning set forth in Article I and shall include the proceeds of all insurance contracts, except that loans outstanding on the Annuity Starting Date which are secured by the Participant’s Accrued Benefit shall be excluded.

C.                                     Distribution of Qualified Annuity.

Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, the Vested Benefit of a Participant shall be paid in the form of a Qualified Annuity pursuant to the purchase of annuity contracts which comply with the terms of this Plan.  Alternatively, effective on and after January 1, 2008, a married Participant entitled to distribution in the form of a Qualified Annuity may elect at any time within the ninety (90) day period ending on his Annuity Starting Date, and without the consent of his or her Spouse, to receive distribution in the form of a Qualified Optional Survivor Annuity.  The Participant may elect to have the annuity contract distributed upon attainment of the Earliest Retirement Age under the Plan.

D.                                    Distribution of Qualified Pre-Retirement Survivor Annuity.

Unless an optional form of benefit has been selected pursuant to a Qualified Election (made within the Election Period unless the Qualified Election is by the Surviving Spouse, if a married Participant or married former Participant covered by this Article dies before the Annuity Starting Date, then the applicable portion of the Participant’s Vested Benefit shall be applied toward the purchase of a Qualified Pre-Retirement Survivor Annuity contract which complies with the terms of this Plan and will provide payments to the Participant’s Surviving Spouse commencing on the earliest date the deceased Participant could have elected to receive retirement benefits under the Plan, unless the Surviving Spouse makes a Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity or elects to defer distribution as provided in the Plan.  Any Vested Benefit remaining after the purchase of such a Qualified Pre-Retirement Survivor Annuity shall be distributed in accordance with Article VI above.

E.                                      Notice Requirements.

1.                                       (a)                                  In the case of a Qualified Annuity, the Plan Administrator shall, not less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant covered by this Article with a written explanation of:  (i) the terms and conditions of a Qualified Annuity and Qualified Optional Survivor Annuity; (ii) a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan; (iii) the Participant’s right to make and the effect of an election to waive the Qualified Annuity and form of benefit; (iv) the rights of a Participant’s Spouse; and (v) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Annuity.

(b)                                 The Annuity Starting Date for a distribution in a form other than a Qualified Annuity may be less than thirty (30) days after receipt of the written explanation described above if (1) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the Qualified Annuity and elect (with spousal consent, if applicable) to a form of distribution other than a Qualified Annuity or Qualified Optional Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Qualified

Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation is provided to the Participant.

2.                                       (a)                                  In the case of a Qualified Pre-Retirement Survivor Annuity, the Plan Administrator shall provide each Participant covered by this Article within the applicable period for the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Article VII E 1 above.

(b)                                 The applicable period for the Participant is the last to end of the following periods:  (1) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (2) a reasonable period after the Participant commences participation; or (3) a reasonable period after this Article first applies to the Participant.  Notwithstanding the foregoing, notice must be provided within a reasonable period after Separation from Service in the case of a Participant who Separates from Service before attaining age thirty-five (35).

(c)                                  For purposes of applying Article VII E 2(b) above, a reasonable period ending after the enumerated events described in subparagraphs (2) and (3) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.  In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation.  If such a Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

F.                                      Cash Out.  If the present value of a Participant’s Qualified Annuity or a Qualified Pre-Retirement Survivor Annuity does not exceed the Applicable Amount at the Annuity Starting Date, the Plan shall distribute a lump sum equal to the annuity’s present value in lieu of the annuity without the consent of the Participant or his Spouse.  For this purpose, present value shall be determined under Section 417(e)(3) of the Code.  Notwithstanding the above, no lump sum distribution shall be made hereunder once benefits have commenced unless the Participant and his Spouse (or the Surviving Spouse, if applicable) so consent.

ARTICLE VIII

ADMINISTRATION OF THE PLAN

A.                                   Plan Administration.  The Plan shall be administered by such person or persons as shall be appointed by the Principal Employer as the Administrator.  If more than one person is so appointed, the persons shall form an administrative committee for the Plan.  If no such person is appointed, the Principal Employer shall serve as the Administrator.

B.                                     Composition.

1.                                       The person or the committeemen serving as Administrator shall be appointed by the Employer and shall serve for indefinite terms at the pleasure of the Principal Employer.  A person or committeeman serving as the Administrator may be removed by the Principal Employer at any time, with or without cause, upon giving written notice to the person or other persons who may be serving, and the Trustee.  A person or committeeman serving as the Administrator may resign at any time by giving written notice to the Principal Employer, the Trustee, and if applicable, the administrative committee.  The Principal Employer shall promptly fill any vacancy with respect to the Administrator by appointment of a new person or committeeman and shall notify the other persons in office, if any, and the Trustee of such appointment.  The Trustee may assume that any person appointed continues in office until notified as above provided of any change.  In the event of termination of the Plan, the authority of the Administrator shall continue until complete distribution of the Trust Fund.  If the Principal Employer shall fail to fill any vacancy within a reasonable time, the vacancy may be filled by the remaining persons in office, or, if there are none, then the Trustee may apply to a court of competent jurisdiction in the city or county in which the Principal Employer’s principal office is located.

2.                                       The person(s) serving as the Administrator shall not be compensated for their services, but they shall be reimbursed for any reasonable expenses incurred in the performance of their duties.

3.                                       If more than one person is serving as Administrator, then decisions of the Administrator shall be made by the vote of the majority of the persons then in office.  The Administrator may act at a meeting or without a meeting if a consent in writing, setting forth the action, is signed by all of the persons in office.

C.                                     Powers and Duties of the Administrator.  Subject to the claims review procedures under Article VIII D below, all interpretations, determinations, actions and decisions of the Administrator shall be final, conclusive and binding as to all interested parties.  The Administrator shall have responsibility for and all powers necessary or desirable to carry out the administration of the Plan and, without limitation on the foregoing, shall have the power and duty to:

1.                                       Adopt such rules and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that all rules, regulations and decisions of the Administrator shall be uniformly and consistently applied to all persons in similar circumstances.

2.                                       Keep and maintain permanent records of all of its meetings, proceedings and actions, Beneficiary designations, Participant elections, and all other records of the Plan required by the Code and ERISA other than those maintained by the Trustee.

3.                                       Comply with all requirements of the Code and ERISA with respect to notice and disclosure and the preparation and filing of reports and forms.

4.                                       Construe and interpret the Plan and Trust Agreement, and make determinations under the provisions of the Plan with respect to:

(a)                                  eligibility of Employees to commence participation or continue participation;

(b)                                 eligibility to make or receive allocations of contributions or Forfeitures, and the amounts thereof;

(c)                                  the amount and vested percentage of the Accrued Benefit of each Participant or former Participant;

(d)                                 the timing, method and amount of distribution to Participants or their Beneficiaries, all of which determinations shall be made on the basis of information of which the Administrator is notified by Employer and Trustee; and

(e)                                  all other matters pertaining to the operation and administration of the Plan.

5.                                       Appoint or employ persons to assist in the administration of the Plan.

6.                                       Advise, counsel and assist any Participant or Beneficiary concerning any right, benefit or election available under the Plan.

7.                                       Request such variances, deferrals, extensions or exemptions or make such elections for the Plan as may be permitted by law.

8.                                       Make any equitable adjustments to correct any error or omission discovered in the administration of the Plan and its accounts.

D.                                    Claims.

1.                                       Any Participant or Beneficiary may make claim for a Plan benefit by filing a written claim with the Administrator at any time prior to or ninety (90) days after notification of his Vested Benefit.

2.                                       The Administrator shall make the initial determination as to any claim under the Plan and give the claimant notice thereof within ninety (90) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim, not to exceed ninety (90) additional days.  If the Administrator wholly or partially denies the claim, the notice shall include, in a manner calculated to be understood by the claimant, the following:

(a)                                  The specific reason for the denial;

(b)                                 Specific reference to pertinent Plan provisions on which the denial is based;

(c)                                  A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and

(d)                                 Information as to the steps to be taken if the claimant wishes to submit his or her claim for review, including the time limits therefor.

3.                                       Within sixty (60) days after notification that the claim is wholly or partially denied, the claimant may file with the Administrator a written request for review of the decision.  The Administrator shall provide the claimant requesting review the opportunity to review pertinent documents relating to the decision, to submit issues and comments in writing, and to have a hearing for the purpose of presenting facts and argument.  Within sixty (60) days after receipt of a request for review (unless special circumstances require further time for processing the review, not to exceed sixty (60) additional days), the Administrator shall make a final determination and give notice to the claimant of its decision, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

4.                                       All claims and requests shall be made and notice given in the same manner as provided for notification in Article VIII E below.

E.                                      Notification.

1.                                       All notices required or permitted by the Plan shall be in writing and adequate if given as follows:

(a)                                  To the Employers:  By delivery in person or by mail addressed to:

Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah 84095

Attention:  General Counsel

(b)                                 To the Administrator:  By delivery in person or by mail addressed to:

Human Resources Department

c/o Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah 84095

(c)                                  To Participants, former Participants and Beneficiaries:  By delivery in person or by mail addressed to the Participant, former Participant, or Beneficiary, at his address as shown on the records of the Administrator.

(d)                                 To Employees:  By delivery in person, by prominent posting on a bulletin board customarily used by the Employer for notices to Employees with regard to labor management relations at work sites of Participants, or by mail addressed to the Employee at his address as shown on the records of the Employer.

2.                                       The Employers or the Administrator may change the mailing address to which notice is to be sent by notice to each other, the Trustee, and all Employees.

3.                                       The Trustee, Participants, former Participants, and Beneficiaries may change the mailing address to which notice is to be sent by notice to the Employers and the Administrator.

4.                                       Notice sent by mail shall be by first class mail, with postage prepaid.

5.                                       Notice shall be deemed to be given on the date delivered, posted, or deposited in the mail.

ARTICLE IX

ALLOCATION OF FIDUCIARY RESPONSIBILITIES

A.                                   The Administrator is hereby designated a Named Fiduciary, with fiduciary responsibility for administration of the Plan.

B.                                     The Trustee is hereby designated as a Named Fiduciary, with fiduciary responsibility for the control, investment (except as otherwise directed by the Principal Employer or Administrator), management, and distribution of the Trust Fund.  The Principal Employer is hereby designated as a Named Fiduciary with respect to control or management of the assets of the Plan, to the extent of its power to appoint an Investment Manager and to the extent it elects to direct the Trustees as to permitted Plan investment alternatives for self-directing Participants.

C.                                     The Principal Employer reserves the right to change or designate additional Named Fiduciaries and to allocate and reallocate fiduciary responsibilities by resolution of its Board of Directors.  Any person may serve in more than one fiduciary capacity.

D.                                    The Named Fiduciaries, with the written consent of the Employer, may allocate fiduciary responsibilities among Named Fiduciaries of the Plan; and they may designate other persons who are not Named Fiduciaries to carry out such fiduciary responsibilities.

E.                                      The responsibilities imposed by this Plan on each Named Fiduciary are not joint responsibilities with any other fiduciary.  No fiduciary shall be responsible for the act, or failure to act, of any other fiduciary.

ARTICLE X

TRUST PROVISIONS

A.                                   Separate Trust Agreement.  Effective on and after January 1, 2003, the Trust shall be held, established, and administered, and the powers, rights, and duties of the Trustee and the Principal Employer with respect to the Trust shall be as set forth in the Trust Agreement dated as of December 18, 2002, between Reliance Trust Company, as Trustee, and the Principal Employer.  The Trust Agreement, as amended from time to time, is hereby incorporated by reference herein.

B.                                     Investment in Employer Stock.  The Plan is intended to invest in Employer Stock and Employer stock shall be offered as an investment alternative for self-directing Participants.  Effective on and after January 1, 2004, however, no portion of a Participant’s Accounts is required to be invested in Employer Stock unless the Participant elects to self-direct the investment of his Accounts into Employer Stock, in which case the Trustees shall invest the Participant’s Account in Employer Stock to the extent requested by the Participant and shall have no discretion or authority to refrain from making such Participant directed investment.  Any provision herein to the contrary notwithstanding, Participant-directed elections under the Plan to invest in Employer Stock or to buy, sell or trade Employer Stock as a Participant directed investment shall be subject to all limitations and restrictions set forth in the Merit Medical Systems, Inc. insider trading policy in effect at the time in question, which policy generally prohibits certain executive officers from trading in Employer Stock during periodic “blackout periods” prior to Merit Medical Systems, Inc.’s release of quarterly and annual financial statements.

ARTICLE XI

PARTICIPANT-DIRECTED INVESTMENTS

A.                                   Election.

1.                                       Effective on and after January 1, 2004, a Participant may, by written, telephonic or other electronic notice filed with the Administrator on or before the last day of the Plan Year (or such other Valuation Date(s) as the Administrator may designate, not less frequently than quarterly), elect to direct the investment of all or a portion of his Vested Benefit in his Accounts, determined as of the designated Valuation Date, upon such terms and in such assets as he shall designate in the notice.  Likewise, a Participant who has elected to direct the investment of all or a portion of the Vested Benefits in his Accounts may by telephonic, electronic or such other means as the Administrator permits (not less frequently than quarterly) change from time to time the manner in which his Accounts are invested among the various available investment options, including investment in Employer Stock.  In addition to Employer Stock, which is hereby required to be included as a Participant-directed investment option under the Plan, the Principal Employer may designate a limited number of Participant directed investment permitted under ERISA.  Effective on and after January 1, 2010, the Participants may direct the investment of their Accounts among any publicly traded security available through such “open brokerage window” investment option as the Administrator approves, provided such investment is permitted by ERISA.

2.                                       Upon receipt of a Participant’s election, the Administrator shall advise the Trustee of the Participant’s decision to exercise control over the assets in his designated Accounts and shall direct the Trustee to segregate the enumerated portion of the Participant’s Vested Benefit and to administer and invest that portion as a separate Individual Investment Fund, bearing the Participant’s name, upon the terms and in the assets designated.  The Administrator shall establish and maintain an Individual Investment Account as a continuing record of the assets held in the Participant’s Individual Investment Fund.

Upon notice by the Administrator that a Participant has elected to exercise control over all or a portion of the assets in his eligible Accounts, the Trustee shall segregate a portion of the assets of the Non-Self Directed Fund equal to the enumerated portion and shall administer and invest those funds as an Individual Investment Fund separate and apart from the Non-Self Directed Fund, bearing the name of the Participant.  The assets in each Individual Investment Fund shall be invested and voted upon the terms and in the assets designated in by the Participant telephonically, electronically or if permitted by the Administrator in writing, and the sole duty of the Trustee with respect to the investment thereof shall be to make the investment and any change therein or addition thereto as directed by the Administrator and the Participant.  All income, gains, losses, and expenses of a Participant’s Individual Investment Fund shall be allocated exclusively to that Participant’s Accounts.

3.                                       A Participant who has elected to direct investments may, from time to time in like manner, elect to direct the investment of an additional portion of his Vested Benefit, or may, at any time, amend his investment direction or elect to terminate his investment direction as to all or a portion of the assets in the Individual Investment Fund.  If a Participant elects to terminate his investment direction, the Administrator shall direct the Trustee to convert the enumerated assets of the Individual Investment Fund to cash and to hold and invest the liquidated assets as provided in Article X.  If the termination of the Participant’s investment direction occurs on a date other than a Valuation Date, the liquidated assets shall be accounted for separately and shall be credited to the pertinent Accounts of the Participant as of the next Valuation Date after the valuation of assets and adjustment of Accounts.

B.                                     Accounting for Individual Investment Funds.  As soon as practicable after each Valuation Date, the Trustee (or its delegee) shall determine the fair market value of the assets of the Individual Investment Funds as of the Valuation Date.  The Administrator shall provide each Participant who has elected to direct the investment of the Participant’s Account with quarterly and annual statements of the receipts and disbursements during the Plan Year of each Individual Investment Fund and its value as so determined.

C.                                     Expenses.  All expenses and taxes attributable to the direction of investments by a Participant shall be paid by the Participant or paid by Trustee out of the assets subject to such direction, except to the extent that the Employer shall agree to pay the expenses.

D.                                    Disposition of Individual Investment Funds.  Upon the Separation from Service of a Participant, the Administrator shall direct the Trustee either (a) to retain the assets held in the Individual Investment Fund subject to further direction in accordance with this Article; (b) to convert the Individual Investment Fund to cash and hold the liquidated assets as a Segregated Account; or (c) to distribute the assets held in the Individual Investment Fund to the Participant.

ARTICLE XII

LOANS TO PARTICIPANTS

A.                                   Right to Borrow.  A Participant may borrow from his Elective Deferral and Transfer Accounts an amount not to exceed his Vested Benefit, subject to the approval by the Administrator of the loan.  Upon its approval of a loan to a Participant, the Administrator shall direct the Trustee to make the loan to the Participant in the amount and upon the terms approved, with all of the terms of any such loan to be set forth in the Administrator’s directions to the Trustee.

B.                                     Loan Terms.  In addition to such written rules as the Administrator may adopt as part of the Plan, all loans shall comply with the following terms and conditions:

1.                                       Loans shall be made available to all Participants on a reasonably equivalent basis and shall be administered by the Administrator.

2.                                       An application for a loan by a Participant shall be made in writing to the Administrator, whose approval or rejection thereof shall be based upon such factors as financial need, credit worthiness of the would be borrower and administrative burdens.  The Administrator’s decision to approve or deny a loan shall be final.

3.                                       The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the borrower, but such period in no event shall exceed the maximum term specified in Article XII B 9.

4.                                       Each loan shall be evidenced by the borrower’s collateral promissory note for the amount of the loan, including interest, which shall be made payable to the order of the Trustee, shall provide for repayment through direct payroll reduction and deposit, shall contain the provision for acceleration described in Article XII B 6 below, and shall be secured by the borrower’s assignment to the Trustee of fifty percent (50%) of his entire right, title and interest in the Trust Fund.  To the extent required by the Code, a borrower must obtain the consent of his spouse, if any, within the ninety (90) day period before the time the Account balances are used as security for the loan.  A new consent is required if the Account balances are used for any increase in the amount of security or renegotiation, renewal, extension or other revision of the loan.  The consent shall comply with the requirements of Article VII, but shall be deemed to meet any requirements contained in Article VII relating to the consent of any subsequent spouse.

If a valid spousal consent has been obtained in accordance with this Article XII B 4, then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Benefit given as a security to the Plan by reason of a loan outstanding to the Participant shall not be taken into account for purposes of determining the amount of the Account balances payable at the time of death or distribution of the Participant, but only if the reduction is used as repayment of the loan.  If less than one hundred percent (100%) of the Participant’s Vested Benefit (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Benefit shall be adjusted by first subtracting the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

5.                                       Each loan shall bear interest at a reasonable rate to be fixed by the Administrator.  The Administrator shall not discriminate among Participants as to interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Administrator, the difference in rates is justified by a change in general economic conditions.  In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by local commercial lenders on secured loans bearing similar terms and maturities.

6.                                       In the event any loan made to a Participant is outstanding at the time a distribution is to be made to the Participant or former Participant or his Beneficiary, and the loan documents so provide, the entire principal amount outstanding and accrued interest thereon shall become due and payable on the date established for the distribution.

7.                                       In the event of default, attachment of the pledged portion of a Participant’s right, title and interest in and to the Trust Fund shall not occur until the time a distribution may be made to the Participant, former Participant, or his Beneficiary.

8.                                       No loan to any Participant may be made to the extent that the loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of (a) $50,000 reduced by the highest balance of all loans to the Participant outstanding in the preceding twelve (12) months, or (b) one-half (2) the present value of the Vested Benefit of the Participant.  For purposes of the above limitation, all loans from all plans of the Employer and other Participants of a group of employers described in Sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated.  Furthermore, any loan shall by its terms require repayment through level installments of principal and interest, not less frequently than quarterly, within five (5) years (up to ten (10) years in the case of a loan used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant).  An assignment or pledge of any portion of the Participant’s interest in the Plan will be treated as a loan under this paragraph.

C.                                     Allocation of Gain or Loss on Loan.  Notwithstanding any other provision of this Plan to the contrary, all income, gain, expenses or loss related to a Participant loan shall be allocable solely to the Participant’s Account(s) and shall be accounted for in the same manner as Participant-directed investments.

ARTICLE XIII

AMENDMENT

A.                                   Amendment by Principal Employer.

1.                                       Except as provided below, the Principal Employer may amend the Plan at any time without the consent of any Participant, former Participant, Beneficiary, other Employer or other person.

2.                                       No amendment to the Plan shall cause any assets of the Plan to revert to the Employer, decrease a Participant’s Accrued Benefit or eliminate an optional form of benefit, within the meaning of Code Section 411(d)(6), with respect to benefits attributable to service before the amendment.  Furthermore, if the Plan’s vesting schedule is amended, the amendment shall not reduce the Vested Benefit of any Participant below the Vested Benefit that existed prior to the amendment, calculated as of the later of the date such amendment is adopted or the date it becomes effective.

3.                                       If the vesting schedule of the Plan is amended, or the Plan is amended in any way that affects directly or indirectly the computation of a Participant’s non-forfeitable percentage of his Accrued Benefit under the Plan, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, then any Participant who has completed three (3) Years of Service for vesting purposes with the Employer before the expiration of the election period may elect to have the non-forfeitable percentage of his Accrued Benefit under the Plan determined under the vesting schedule in effect before the amendment or change.  The election period shall commence on the date the amendment is adopted and shall end on the latest of (i) sixty (60) days after the amendment is adopted, (ii) sixty (60) days after the amendment becomes effective, or (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.  The election shall be in the form prescribed by the Administrator and shall be effective only when executed and filed with the Administrator by the Participant.

B.                                     Notice.  Notice of any amendment to the Plan shall be given to interested parties as required by the Code and ERISA.

ARTICLE XIV

TERMINATION

A.                                   Termination by Principal Employer.

1.                                       The Principal Employer may terminate the Plan at any time.  The Principal Employer shall give written notice to the Administrator and Trustee as soon as practicable after a determination to terminate is made.  The termination of the Plan shall be effective on such date within the Plan Year in which termination occurs or any succeeding Plan Year as may be determined by the Principal Employer and set forth in the notice.

2.                                       Upon complete termination or upon partial termination of the Plan, all Accrued Benefits of each affected Participant shall become Vested Benefits, and the Trustee shall accrue as a liability a reserve in such amount as may be directed by the Administrator to provide for the cost, fees and expenses of the Trustee and of Plan administration from the date of complete or partial termination to final distribution of the Trust Fund, or affected portion of the Trust Fund, as the case may be.  The Vested Benefit of each Participant and the amount due any Beneficiary to whom benefits are currently payable shall be segregated and held, handled and disposed of as provided in Article VI or VII (as applicable) in the same manner as the Vested Benefit of a former Participant, except that the Administrator shall direct the Trustee as to the timing and method of distributing accounts under Article VI or VII.  If the expense reserve which is accrued is exhausted, income from the remaining Plan funds may be applied to such expenses ratably from each Account.

3.                                       If the Employers fail to make contributions for periods and in amounts substantial enough to reflect its intent to continue the Plan, then, to the extent that such failure constitutes, under the circumstances then prevailing, a complete discontinuance of contributions, the Plan shall terminate.  Termination under such circumstances shall be effective on the last day of the Plan Year following the year with respect to which the last substantial contribution was made.

4.                                       Upon termination of the Plan by reason of complete discontinuance of contributions, benefits shall be determined and distributed as provided in Article XIV C 3 above; provided, however, that if any distributions to former Participants or other transactions with the Participants’ or former Participants’ accounts are made after termination of the Plan, but before notice to the Administrator of a determination of the complete discontinuance of contributions, then the Administrator shall make such retroactive adjustments as it deems equitable to most nearly reflect the Vested Benefit of each Participant on the termination date, but no refund of any amounts distributed by the Trustee prior to notice to the Administrator of termination shall be required of any Participant or Beneficiary.

B.                                     Notice.  Notice of termination of the Plan under the foregoing provisions shall be given to interested parties as required by the Code and ERISA.

ARTICLE XV

PREDECESSOR PLANS

All Participants of the Predecessor Plan immediately before the Effective Date will continue as Participants of this Plan.  The Accrued Benefit of a Participant or former Participant of the Predecessor Plan immediately before the Effective Date shall be the opening Accrued Benefit under this Plan.  Any amounts being paid to a former Participant or Beneficiary under the Predecessor Plan shall continue to be paid under the terms of that plan.  Any Beneficiary designation in effect under the Predecessor Plan immediately before the Effective Date shall be deemed a Beneficiary designation under this Plan until that designation is revoked or a new one is made under this Plan.

ARTICLE XVI

TOP-HEAVY PROVISIONS

If the plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provision in this Plan document.

A.                                   Definitions.  The following definitions shall apply with respect to the Top-Heavy provisions of this Article, unless a different meaning is required by the context:

1.                                       Compensation.  For purposes of computing Employer contributions and minimum allocations in a year the Plan is a Top-Heavy Plan (but not for purposes of Article IV E), Compensation shall mean compensation as defined in Article I of the Plan; provided, however, that Compensation for any Employee for those purposes during such year shall not exceed $200,000 or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate.

2.                                       Determination Date.  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the last day of that Plan Year.

3.                                       Key Employee.  Any Employee or former Employee (including a deceased Employee) who at any time during the Plan Year containing the Determination Date was (a) an officer of the Employer having annual Compensation in excess of $130,000 (as adjusted under Code Section 416(i) after December 31, 2002); (b) a five-percent owner of the Employer; or (c) a one-percent owner of the Employer with annual Compensation of more than $150,000.  For this purpose, “Compensation” means compensation as defined in Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Code Section 416(i) and the Regulations and other generally applicable guidance issued thereunder.

4.                                       Permissive Aggregation Group.  The Required Aggregation Group of the Plan plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

5.                                       Present Value.  In the case of a defined benefit plan, the present value of a Participant’s accrued benefit will be determined under that plan’s interest and mortality assumptions for valuing lump sum distributions.  In the case of this Plan or any other defined contribution plan, the account balances of a Participant are one hundred percent of the Participant’s accrued benefit.  In determining present values and account balances as of any Determination Date the following rules will apply.  First, the present value of any accrued benefit and account balance will be increased by any distribution made to the Participant under this Plan or any aggregated plan during the one-year period ending on the Determination Date.  The prior sentence will also apply to distributions under terminated plans during the one-year period that would have been aggregated with this Plan under Section 416(g)(1)(A)(i) of the Code.  Second, in the case of any distribution made for a reason other than death, disability or Separation from Service, five-years will be substituted for one-year for purposes of this provision.  Third, the accrued benefits and account balances of any Participant who has not performed services for the Employer during the one-year period ending on the Determination Date shall be disregarded.

6.                                       Required Aggregation Group.  (a)  Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

7.                                       Top-Heavy Plan.  For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

(a)                                  If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group.

(b)                                 If this Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

(c)                                  If this Plan is a part of a Required Aggregation Group and part of a Permissive

Aggregation Group of plans and the Top-Heavy Ratio for both groups exceeds sixty percent (60%).

8.                                       Top-Heavy Ratio.

(a)                                  If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balances distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances of all Participants as of the Determination Date.  Both the numerator and denominator of the Top-Heavy Ratio shall be increased to the extent required under Section 416 of the Code to reflect any contribution which is due, but unpaid as of the Determination Date.

(b)                                 If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer also maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date has or had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the defined contribution plans for all Key Employees, determined in accordance with Article XVI A 8(a) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees, as of the Determination Dates, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all participants, determined in accordance with Article XVI A 8(a) above, and the present value of accrued benefits under the defined benefit plans for all participants as of the Determination Date.  Both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date.

(c)                                  For purposes of Article XVI A 8(a) and XVI A 8(b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan years of a defined benefit plan.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be in accordance with Section 416 of the Code and the Regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The Accrued Benefit of any non-Key Employee shall be determined under:  (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by Employer; or (2) if there is no such method, as if such benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

9.                                       Valuation Date.  With respect to any Plan Year, the last day of the preceding Plan Year.

B.                                     Minimum Contributions and Allocations.

1.                                       Except as otherwise provided in Article XVI B 2 below, for any Plan Year in which the Plan is top-heavy, the Employer contributions (including available Forfeitures) made and allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of: (a) three percent (3%) of such Participant’s Compensation; or (b) if the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions (including available Forfeitures), expressed as a percentage of the first $200,000 of any Key Employee’s Compensation, allocated on behalf of any Key Employee for that year.  The minimum contribution and allocation shall be determined without regard to any Social Security contribution.  Salary Reduction Contributions shall not be taken into account for purposes of satisfying the top-heavy minimum contribution and allocation rule.  The minimum contribution and allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of:  (a) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent or other period provided in the Plan); (b) the Participant’s failure to contribute to the Plan; or (c) the Participant earning Compensation less than a stated amount.

2.                                       Article XVI B 1 above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.  Article XVI B 1 above also shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer if the Employer has provided in the minimum allocation or benefit requirement applicable to Top-Heavy Plans in the other plan or plans.

3.                                       Any minimum contribution and allocation required hereunder may not be forfeited to the extent required to be nonforfeitable under Section 416 (b) of the Code.

ARTICLE XVII

MISCELLANEOUS

A.                                   Right to Trust Assets.  Neither the creation of the Plan, nor the creation of any fund or Accounts, nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee, Participant or other person against the Employer or the Principal Employer, or their officers or employees, or against the Trustee, except as expressly provided herein, and all such rights under the Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee.

B.                                     No Guarantee of Employment.  Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer retains the right to hire and discharge any Employee at any time, with or without cause, as if the Plan had never been adopted, and any discharged Participant shall have only such rights or interests in the Trust Fund as are specified herein.

C.                                     Spendthrift/Qualified Domestic Relations Orders.

1.                                       The interests of each Participant and Beneficiary under the Plan are not subject to the claims of their creditors and may not, in any way, be assigned, alienated or encumbered.  The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a “qualified domestic relations order” (“QDRO”), as defined in Section 414(p) of the Code.

2.                                       Any provision herein to the contrary notwithstanding, all rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a QDRO.  Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a QDRO, even if the affected Participant has not Separated from Service and has not reached the “earliest retirement age” under the Plan.  For the purposes of this Section, “alternate payee,” “QDRO,” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

D.                                    Number and Gender.  The singular shall be read as the plural wherever the context requires.  The masculine pronoun has been used in the Plan in its generic sense to include all humankind, both male and female.

E.                                      Conclusiveness of Records.  The records of the Employer with respect to age, service, Compensation and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

F.                                      Controlled Groups/Owner-Employee Control/Affiliated Service Groups/Predecessor Employer/Leased Employees.

1.                                       All Employees of all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code) of which the Principal Employer is a Participant, all Employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) with the Principal Employer, all Employees of all members of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Principal Employer, and all individuals deemed Employees of an Employer under Section 414(o) of the Code will be treated as employed by the Principal Employer.  The ability of any deemed employees to participate in the Plan is limited as provided in Article II A above.

2.                                       Any Leased Employee shall be treated as an employee of the recipient Employer but shall not be eligible to participate in the Plan on the same terms as other employees.

3.                                       The computation of Years of Service, Compensation, contributions and allocations shall be adjusted as required to comply with the requirements of Code Section 414(o) applicable to shared employees.

G.                                     Successor Employer.  In the event of the merger, consolidation or sale of assets of the Principal Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of the Employer and shall employ a substantial number of Employees of the Principal Employer and shall elect to continue this Plan, the successor shall be substituted for the Principal Employer under the terms and provisions of this Plan upon filing its written election to that effect with the Trustee and the Administrator and all service for the Employers shall be treated as service for the successor Employer.

H.                                    Plan Merger.

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

I.                                         Payment of Expenses.  The Principal Employer may, but does not obligate itself to, pay all or part of the expenses of administration of the Plan, including the compensation and expenses of the Trustee, the expenses of the Administrator, and any other expenses incurred at the direction of the Administrator.  To the extent that any of such expenses are not paid by the Principal Employer, such expenses shall be paid by Trustee out of the Trust Fund.

J.                                        Governing Law.  This Plan shall be governed, construed, administered and regulated in all respects under the laws of the State of Utah, to the extent not preempted by ERISA.

ARTICLE XVIII

PRINCIPAL EMPLOYER AND ASSOCIATED EMPLOYERS

A.                                   Application.

The provisions contained in this Article shall take precedence over any contrary provision of the Plan.

B.                                     Participation by Associated Employers.

The Principal Employer may, effective as of any date, permit an entity or individual which is related to the Principal Employer under Section 414(b), (c), or (m) of the Code to participate in the sponsorship of the Plan as an Associated Employer.  As a condition to the participation of an Associated Employer in the Plan, the Principal Employer shall give notice of the Associated Employer’s co-sponsorship to the Trustee and the Administrator, and the Associated Employer shall by appropriate board resolution and execution of an agreement to adopt the Plan for its eligible Employees.

C.                                     Status of Associated Employers.

An Associated Employer shall be considered an Employer for all purposes under the Plan except that all rights, authority and discretionary powers reserved to the Employer under Articles VIII through XVII of the Plan shall be exercisable solely by the Principal Employer (or its designee), and the Principal Employer shall be considered the sole Employer for purposes of any other Plan provision requiring or permitting designations, elections, appointments or other discretionary decisions or actions by the Employer including, the determination of the amount of Profit-Sharing and Non-Qualified Matching Contributions, if any, to be made by each Employer pursuant to Article III of the Plan).

D.                                    Transfer of Employment.

An Employee’s transfer of employment, without interruption, between Employers which have adopted the Plan shall not constitute a termination of the Employee’s service with an Employer under the Plan. Hours of Service credited to a transferring Employee in a single Plan Year by each Employer shall be aggregated for all purposes by the Plan Administrator.  The Compensation paid by each Employer to a Participant in a single Plan Year shall not be aggregated for any purpose other than as required under the Code.

E.                                      Simultaneous Employment.

An Employee may be employed simultaneously by more than one Employer.  The rules set forth in Section D of this Article shall also apply to simultaneous employments.

F.                                      Termination of Participation by Associated Employer.

1.                                       The Principal Employer may terminate the co-sponsorship of this Plan of any Associated Employer upon giving written notice to the Associated Employer, the Administrator and the Trustee.  The termination shall be effective upon the date specified in the notice.

2.                                       Upon the termination of an Associated Employer’s co-sponsorship of and participation in the Plan, the Associated Employer shall elect whether or not to continue a single employer plan for its Employees.

3.                                       If an Associated Employer elects to continue in effect a qualified plan and trust for its employees, the Associated Employer shall, effective as of the effective date of the termination of participation, establish a qualified plan for the Participants, former Participants, and Beneficiaries affected by the withdrawal and execute a separate trust agreement appointing a successor trustee, which may be the Trustee.  The Trustee shall, upon receipt of a notice of the appointment of a successor trustee, deliver to the successor trustee assets in the amount of the Accrued Benefits of the Associated Employer’s Employees after reserving such reasonable amount of money as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it, and any sums chargeable against those Accrued Benefits, and shall render a complete accounting for the period since the last accounting.  If the sums so reserved are not sufficient for such purposes, the Trustee shall be entitled to reimbursement for any deficiency, first from the successor trustee to the extent of the fund, and then, for any remaining deficiency, from the Associated Employer.  The Vested Benefit of each Participant and the amount due any Beneficiary to whom benefits are currently payable shall be segregated and held, handled and disposed of as provided in Articles VI or VII, and the Administrator shall direct the Trustee as to the distribution of the Segregated Account.  If the expense reserve which is accrued is exhausted, income from the Segregated Fund may be applied to such expenses ratably from each account.

4.                                       If an Associated Employer elects not to continue a qualified plan and trust for its employees, then Article XVIII C of the Plan shall be applicable to the Accrued Benefits of Participants employed by the Associated Employer.

IN WITNESS WHEREOF, the Principal Employer has caused this Plan document to be executed by its duly authorized officer this 31ST day of December, 2009.

MERIT MEDICAL SYSTEMS, INC.

By:	/s/ Rashelle Perry
Its:	Chief Legal Officer
Name:	Rashelle Perry